New Issue Marketing Materials

$ [923,025,000]

J.P. Morgan Alternative Loan Trust, 2006-A7 Pool 1 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

U.S. Bank National Association

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

 MBS Trading Desk (212) 834-2499

JPALT 2006-A7 Preliminary Term Sheet – Pool 1

November 2, 2006

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jason (Shuisheng) Shi	212-553-1709
Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Carla Schriver carla.j.schriver@jpmorgan.com 212-834-5257

JPALT 2006-A7 Preliminary Term Sheet – Pool 1

November 2, 2006

Pool 1 Bond Summary

$[923,025,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A7(1)

Class(1)	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call(3)	Pmt. Window (Mths.) To Call(3)	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
1-A-1	400,000,000	LIBOR + [ ]	2.41	1 – 77	[15.40]	[12.00]	Aaa / AAA
1-A-2	227,115,000	LIBOR + [ ]	1.00	1-27	[15.40]	[12.00]	Aaa / AAA
1-A-3	72,016,000	LIBOR + [ ]	3.00	27 - 48	[15.40]	[12.00]	Aaa / AAA
1-A-4	87,649,000	LIBOR + [ ]	5.60	48 – 77	[15.40]	[12.00]	Aaa / AAA
1-A-5	87,420,000	LIBOR + [ ]	2.41	1 - 77	[6.00]	[12.00]	Aaa / AAA
1-M-1	16,275,000	LIBOR + [ ]	4.41	38 – 77	[4.25]	[8.50]	Aa1 / AA+
1-M-2	6,975,000	LIBOR + [ ]	4.40	38 – 77	[3.50]	[7.00]	Aa2 / AA
1-M-3	4,650,000	LIBOR + [ ]	4.40	38 – 77	[3.00]	[6.00]	Aa3 / AA-
1-M-4	4,650,000	LIBOR + [ ]	4.38	37 – 77	[2.50]	[5.00]	A1 / A+
1-M-5	4,650,000	LIBOR + [ ]	4.32	37 – 77	[2.00]	[4.00]	A2 / A
1-B-1	6,975,000	LIBOR + [ ]	4.07	37 - 70	[1.25]	[2.50]	Baa2 / BBB
1-B-2	4,650,000	LIBOR + [ ]	3.52	37 - 54	[0.75]	[1.50]	Baa3 / BBB-
Non-Offered Certificates
CE	6,975,000	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A7  that relate to a pool of mortgage loans that will be designated as “Pool 1.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A7 are described in this preliminary term sheet.

(2)

The floating rate margin on the Pool 1 Senior Certificates will double after the optional clean-up call date, if the call is not exercised.  The margin on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will increase by 1.5 times the original margin after the optional clean-up call if the call is not exercised.

(3)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the initial overcollateralization amount and targeted overcollateralization amount respectively.  The Senior Certificates, other than the Class 1-A-5 Certificates, benefit from additional credit support from the Class 1-A-5 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 1 Senior Certificates

·

Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5 Certificates (the “Pool 1 Senior Certificates”) at a rate, not to exceed 11.50%, of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Pool 1 Net WAC Cap (as defined herein), on an Actual/360 basis with 0 days delay.

·

The Pool 1 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Realized losses allocable to the Pool 1 Senior Certificates, other than the Class 1-A-5 Certificates (the “Super Senior Certificates”) will be allocated to the Class 1-A-5 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

·

The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates (the “Pool 1 Mezzanine Certificates”) will have a higher priority than the Class 1-B-1 and Class 1-B-2 Certificates (the “Pool 1 Subordinate Certificates”).  Among the Pool 1 Mezzanine Certificates, the classes with higher numerical designations will be subordinate to classes with lower numerical designations. Among the Pool 1 Subordinate Certificates, the Class 1-B-2 Certificates will be subordinate to the Class 1-B-1 Certificates.

·

Interest will accrue on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates at a rate of One-Month LIBOR plus a predetermined margin, not to exceed 11.50%, subject to a cap equal to the Pool 1 Net WAC Rate, on an Actual/360 basis with 0 days delay.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal only in the event that the Pool 1 Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [0.75 ]% of the Cut-off Date balance of the pool 1 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to approximately [1.50 ]% of the then current balance of the pool 1 mortgage loans, subject to an O/C floor of [0.50 ]% of the Cut-off Date balance of the pool 1 mortgage loans.

Pool 1 Senior Certificates(1) [15.40]% C/E Super Senior [6.00]% C/E Senior Support

Loss Allocation

Any realized losses on the mortgage loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class CE Certificates, second to the Overcollateralized Amount, third, to Net Swap Payments received under the Interest Rate Swap Agreement,  fourth to the Pool 1 Subordinate, and the Pool 1 Mezzanine, in reverse order of priority of distribution and fifth to the Class 1-A-5 Certificates.

Class 1-M-1 [4.25]% C/E
Class 1-M-2 [ 3.50]% C/E
Class 1-M-3 [3.00]% C/E
Class 1-M-4 [2.50]% C/E
Class 1-M-5 [2.00]% C/E
Class 1-B-1 [1.25]% C/E
Class 1-B-2 [0.75]% C/E

Overcollateralization

Initial O/C Amount: Approximately [ 0.75]% of the Cut-off Date balance of the pool 1 mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, approximately [1.50]% of the then current pool 1 mortgage loan balance, subject to a floor of [0.50]% of the pool 1 mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Pool 1 Senior Certificates share preferential right to receive interest over the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 1 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the related mortgage loans as of the last day of the prior calendar month, is greater than [ 40.00 ] (subject to rating agency approval)% of the pool 1 senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the pool 1 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
December 2008 – November 2009	[ 0.20 ]%*
December 2009 – November 2010	[ 0.50 ]%*
December 2010 – November 2011	[ 0.90 ]%*
December 2011 – November 2012	[ 1.25 ]%*
December 2012 and thereafter	[ 1.50 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 1 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider;

2.

To the Pool 1 Senior Certificates, the related Interest Distribution Amount;

3.

To the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any;

4.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-M-3 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class 1-M-4 Certificates, the Interest Distribution Amount allocable to such certificates;

8.

To the Class 1-M-5 Certificates, the Interest Distribution Amount allocable to such certificates;

9.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

10.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 1 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, concurrently:

a.

approximately [90.0000000000]%, concurrently:

i)

approximately [50.8401332011]% to the Class 1-A-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

ii)

approximately [49.1598667989]%, sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount thereof has been reduced to zero;

b.

approximately [10.0000000000]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, until the class principal amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, until the class principal amount thereof has been reduced to zero;

5.

To the Class 1-M-3 Certificates, until the class principal amount thereof has been reduced to zero;

6.

To the Class 1-M-4 Certificates, until the class principal amount thereof has been reduced to zero;

7.

To the Class 1-M-5 Certificates, until the class principal amount thereof has been reduced to zero;

8.

To the Class 1-B-1 Certificates, until the class principal amount thereof has been reduced to zero; and

9.

To the Class 1-B-2 Certificates, until the class principal amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, the Pool 1 Senior Principal Distribution Amount, concurrently:

a.

approximately [90.0000000000]%, concurrently:

i)

approximately [50.8401332011]% to the Class 1-A-1 Certificates, until the Class Principal Amount of each such class has been reduced to zero;

ii)

approximately [49.1598667989]% sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

b.

approximately [10.0000000000]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

5.

To the Class 1-M-3 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

6.

To the Class 1-M-4 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

7.

To the Class 1-M-5 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

8.

To the Class 1-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

9.

To the Class 1-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the Swap Provider, any Swap Termination Payments owed to the Swap Provider;

2.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in accordance with the priorities described above;

3.

To the Pool Class 1-A-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

4.

To the Class 1-M-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

5.

To the Class 1-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

6.

To the Class 1-M-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

7.

To the Class 1-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

8.

To the Class 1-M-3 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

9.

To the Class 1-M-3 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

10.

To the Class 1-M-4 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

11.

To the Class 1-M-4 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

12.

To the Class 1-M-5 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

13.

To the Class 1-M-5 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

14.

To the Class 1-B-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

15.

To the Class 1-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

16.

To the Class 1-B-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

17.

To the Class 1-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

18.

concurrently, to the holders of the Pool 1 Senior Certificates, pro rata based on related unreimbured Net interest Shortfalls, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any;

19.

To the Class 1-M-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

20.

To the Class 1-M-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

21.

To the Class 1-M-3 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

22.

To the Class 1-M-4 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

23.

To the Class 1-M-5 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

24.

To the Class 1-B-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

25.

To the Class 1-B-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

26.

To the Pool 1 Senior Certificates first, pro rata based on the related Net WAC Cap Carryover Amounts outstanding, any Net WAC Cap Carryover Amounts for such Distribution Date and second to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in the order of seniority any Net WAC Cap Carryover Amounts for such Distribution Date (in each case after giving effect to amounts paid under the Swap agreement for such Distribution Date;

27.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;  and

28.

To the Class CE Certificates.

Interest Rate Swap Agreement

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of approximately [$930,000,000 ].  Under the Swap Agreement, prior to each Distribution Date, the supplemental interest trust will be obligated to pay an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule b) approximately [5.080] %, and c) a fraction, the numerator of which is 30 (or 25, in the case of the first Distribution Date) and the denominator of which is 360. The supplemental interest trust will be entitled to receive an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule, b) one-month LIBOR, and c) a fraction, the numerator of which is the actual number of days in the related accrual period, and the denominator of which is 360. Only the net amount of the two obligations (the “Net Swap Payment”) will be paid by the appropriate party.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Net Swap Payments made by the Swap Provider to the supplemental interest trust to the Swap Account will be made as follows:

i.

to the Pool 1 Principal Remittance Amount, in an amount equal to the Realized Losses on the Pool 1 Mortgage Loans during the related Due Period;

ii.

up to a total amount necessary to maintain the applicable Overcollateralization Target Amount, first to the Pool 1Senior Certificates, in accordance with the principal payment provisions described above in “Distributions of Principal”, and second, to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in “Distributions of Principal” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

iii.

to the Pool 1 Senior Certificates, pro rata, any related unpaid interest shortfalls and accrued interest thereon;

iv.

to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid interest shortfalls and accrued interest thereon;

v.

To the Senior Certificates, pro rata, any related unpaid Net Interest Shortfalls;

vi.

To the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid Net Interest Shortfalls.

vii.

To the Pool 1 Senior Certificates, pro rata, based on related Net WAC Cap Carryover Amounts outstanding any related unpaid Net WAC Cap Carryover Amounts;

viii.

To the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any remaining unpaid Net WAC Cap Carryover Amounts;

ix.

From the Swap Account sequentially to the Class 1-A-5, Pool 1 Mezzanine and Pool 1 Subordinate Certificates, any Unpaid Realized Loss Amounts.

Amounts paid pursuant to (i), (ii), and (ix) may exceed cumulative Realized Losses incurred on the Pool 1 Mortgage Loans since the Cut-off Date.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2006-A7
Pool 1 Offered Certificates

Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-B-1, and Class 1-B-2 Certificates are the “Pool 1 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Pool 1 Senior Certificates or Pool 1 Class A Certificates:	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
Pool 1 Mezzanine Certificates :	Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5.
Pool 1 Subordinate Certificates :	Class 1-B-1 and Class 1-B-2.
LIBOR Certificates:	Pool 1 Senior, Pool 1 Mezzanine and Pool 1 Subordinate Certificates

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	HSBC Bank USA
Master Servicer	U.S. Bank National Association (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing LP, PHH, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A., The Bank of New York Trust Company
Swap Provider	JPMorgan Chase Bank, National Association
Cut-off Date	November 1, 2006.
Settlement Date	On or around November 30, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed	30% Constant Prepayment Speed (“CPR”).

Summary of Terms

Administrative Fees

For any Distribution Date and pool is the sum of the servicing fee, master servicing fee, any applicable lender paid mortgage insurance fees, or any other administrative fees related to the mortgage loans in such pool.

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in December 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount

With respect to each class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Net Interest Shortfalls	With respect to any Distribution Date and Pool 1, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 1 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates, (C) Net Swap Payment made by the Supplemental Interest Trust and any Swap Termination Payments (unless the Swap Provider is the defaulting party) and (D) the Pool 1 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 1 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Cap Carryover Amount

If on any Distribution Date the interest rate on any class of Certificates equals the Pool 1 Net WAC Cap, the sum of x) the amount of interest that would have been distributed to such class if the interest rate on the such class had not been limited by the Pool 1 Net WAC Cap, and y) the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the lesser of (a) LIBOR plus the applicable margin and (b) 11.50%.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 1 Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [ 0.75]% of the aggregate stated principal balance of the Pool 1Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 1 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [0.75]% of the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [1.50]% of the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1 Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 1 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 Mortgage Loans and compensating interest paid by the Servicer or Master Servicer with respect to the Pool 1 Mortgage Loans.

Pool 1 Mezzanine Certificates	Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, and Class 1-M-5.
Pool 1 Net WAC Cap

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Pool 1 Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees for Pool 1 and (ii) any Net Swap Payment or Swap Termination Payment (unless the Swap Provider is the defaulting party) made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the Pool 1 mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.  The Pool 1 Net WAC Cap shall not exceed the net mortgage rate of the Pool 1 Mortgage Loans.

Pool 1 Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in Pool 1 of the Issuing Entity as of the Closing Date.
Pool 1 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1 Basic Principal Distribution Amount  for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 1 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 1 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 1 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the Pool 1 Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Swap Agreement to cover the Unpaid Realized Loss Amounts on the Pool 1 Mortgage Loans during the related Due Period.

Pool 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
Pool 1 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period.

Pool 1 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately [88.00]% and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Pool 1 Subordinate Certificates	Class 1-B-1 and Class 1-B-2.
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring December 2009 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to approximately [12.00]% (as calculated prior to the distribution of Pool 1 Principal Distribution Amount  on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates ).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Pool 1 Mortgage Loans are received on the first day of each month beginning December 1, 2006, (ii) any principal prepayments on the Pool 1 Mortgage Loans are received on the last day of each month beginning in December 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Pool 1 Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Pool 1 Mortgage Loans prepay at the indicated constant percentages of CPR, (vii) the date of issuance for the Certificates is November [30],  2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month beginning in December 2006, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 1-Month-LIBOR is constant at [5.320]%, (xi) 6-Month LIBOR is constant at [5.389]%, (xii) 1-Year LIBOR is held constant at [5.331]% and (xiii) 1-Year-CMT is held constant is [5.026]%. (xiii) All Swap payments are paid to the interest waterfall.

Subordinate Class Principal Distribution Amount

With respect to any class of Pool 1 Subordinate Certificates  or Pool 1 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount and related Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Class 1-A-5, Pool 1 Mezzanine or Pool 1 Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.57	3.85	3.00	2.41	1.99	1.67	1.20
Principal Window (months)	1 - 225	1 - 122	1 - 96	1 - 77	1 - 64	1 - 54	1 - 40
Class 1-A-2
WAL (yrs)	3.28	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	9.97	4.86	3.78	3.00	2.41	2.04	1.51
Principal Window (months)	92 - 151	44 - 76	34 - 59	27 - 48	23 - 40	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	16.72	8.88	6.95	5.60	4.65	3.84	2.67
Principal Window (months)	151 - 225	76 - 122	59 - 96	48 - 77	40 - 64	31 - 54	23 - 40
Class 1-M-1
WAL (yrs)	12.89	6.63	5.24	4.41	3.93	3.67	3.32
Principal Window (months)	78 - 225	37 - 122	37 - 96	38 - 77	39 - 64	40 - 54	40 - 40
Class 1-M-2
WAL (yrs)	12.89	6.63	5.24	4.40	3.90	3.60	3.32
Principal Window (months)	78 - 225	37 - 122	37 - 96	38 - 77	38 - 64	39 - 54	40 - 40
Class 1-M-3
WAL (yrs)	12.89	6.63	5.24	4.40	3.88	3.59	3.32
Principal Window (months)	78 - 225	37 - 122	37 - 96	38 - 77	38 - 64	39 - 54	40 - 40
Class 1-M-4
WAL (yrs)	12.89	6.63	5.24	4.38	3.88	3.55	3.32
Principal Window (months)	78 - 225	37 - 122	37 - 96	37 - 77	38 - 64	38 - 54	39 - 40
Class 1-M-5
WAL (yrs)	12.74	6.54	5.16	4.32	3.83	3.50	3.24
Principal Window (months)	78 - 225	37 - 122	37 - 96	37 - 77	37 - 64	38 - 54	39 - 40
Class 1-B-1
WAL (yrs)	12.13	6.15	4.85	4.07	3.58	3.31	3.17
Principal Window (months)	78 - 207	37 - 111	37 - 87	37 - 70	37 - 58	37 - 49	38 - 39
Class 1-B-2
WAL (yrs)	10.68	5.28	4.17	3.52	3.18	3.07	3.08
Principal Window (months)	78 - 168	37 - 86	37 - 67	37 - 54	37 - 45	37 - 38	37 - 38

(1) Based on the Structuring Assumptions and assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.96	4.17	3.27	2.64	2.18	1.83	1.31
Principal Window (months)	1 - 345	1 - 257	1 - 210	1 - 174	1 - 146	1 - 124	1 - 92
Class 1-A-2
WAL (yrs)	3.28	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	9.97	4.86	3.78	3.00	2.41	2.04	1.51
Principal Window (months)	92 - 151	44 - 76	34 - 59	27 - 48	23 - 40	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	18.43	10.33	8.14	6.61	5.50	4.56	3.17
Principal Window (months)	151 - 345	76 - 257	59 - 210	48 - 174	40 - 146	31 - 124	23 - 92
Class 1-M-1
WAL (yrs)	13.45	7.05	5.58	4.70	4.17	3.87	3.73
Principal Window (months)	78 - 281	37 - 165	37 - 131	38 - 107	39 - 89	40 - 75	42 - 55
Class 1-M-2
WAL (yrs)	13.29	6.93	5.48	4.61	4.07	3.74	3.53
Principal Window (months)	78 - 261	37 - 148	37 - 117	38 - 95	38 - 79	39 - 67	41 - 49
Class 1-M-3
WAL (yrs)	13.15	6.83	5.39	4.54	3.99	3.69	3.43
Principal Window (months)	78 - 248	37 - 139	37 - 110	38 - 89	38 - 74	39 - 62	40 - 46
Class 1-M-4
WAL (yrs)	12.99	6.71	5.30	4.43	3.93	3.59	3.35
Principal Window (months)	78 - 238	37 - 131	37 - 103	37 - 84	38 - 69	38 - 59	39 - 43
Class 1-M-5
WAL (yrs)	12.74	6.54	5.16	4.32	3.83	3.50	3.24
Principal Window (months)	78 - 225	37 - 122	37 - 96	37 - 77	37 - 64	38 - 54	39 - 40
Class 1-B-1
WAL (yrs)	12.13	6.15	4.85	4.07	3.58	3.31	3.17
Principal Window (months)	78 - 207	37 - 111	37 - 87	37 - 70	37 - 58	37 - 49	38 - 39
Class 1-B-2
WAL (yrs)	10.68	5.28	4.17	3.52	3.18	3.08 37 - 38	3.08
Principal Window (months)	78 - 168	37 - 86	37 - 67	37 - 54	37 - 45	37 - 38	37 - 38

(1)

Based on the Structuring Assumptions.

Swap Schedule

Distribution Date	Notional Amount ($)(1)
December 25, 2006	930,000,000.00
January 25, 2007	901,807,915.23
February 25, 2007	874,566,519.26
March 25, 2007	846,181,297.35
April 25, 2007	820,006,658.72
May 25, 2007	792,649,398.95
June 25, 2007	767,336,619.18
July 25, 2007	743,886,992.59
August 25, 2007	718,616,445.76
September 25, 2007	696,656,304.33
October 25, 2007	675,589,941.49
November 25, 2007	655,713,066.89
December 25, 2007	636,420,470.48
January 25, 2008	617,694,989.96
February 25, 2008	598,041,905.35
March 25, 2008	575,430,592.50
April 25, 2008	554,121,937.67
May 25, 2008	532,113,218.48
June 25, 2008	512,815,639.16
July 25, 2008	490,920,062.58
August 25, 2008	469,210,583.27
September 25, 2008	450,288,443.31
October 25, 2008	434,603,759.35
November 25, 2008	421,121,637.55
December 25, 2008	408,102,861.42
January 25, 2009	396,094,515.51
February 25, 2009	383,020,924.41
March 25, 2009	366,337,619.01
April 25, 2009	350,399,304.99
May 25, 2009	336,062,813.45
June 25, 2009	321,466,943.57
July 25, 2009	306,879,369.49
August 25, 2009	290,296,806.48
September 25, 2009	276,233,498.30
October 25, 2009	255,327,692.15
November 25, 2009	231,368,937.44
December 25, 2009	218,309,867.80
January 25, 2010	211,885,643.19
February 25, 2010	205,650,283.64
March 25, 2010	199,598,240.99
April 25, 2010	193,724,129.93
May 25, 2010	188,022,723.29
June 25, 2010	182,488,947.34
July 25, 2010	177,117,877.33
August 25, 2010	171,904,733.11
September 25, 2010	166,844,874.84
October 25, 2010	161,846,547.09
November 25, 2010	157,082,437.44
December 25, 2010	152,348,965.46
January 25, 2011	147,484,754.41
February 25, 2011	142,224,708.92
March 25, 2011	134,226,677.70
April 25, 2011	127,851,351.63
May 25, 2011	118,213,165.87
June 25, 2011	109,321,341.50
July 25, 2011	96,988,335.81
August 25, 2011	82,680,249.49
September 25, 2011	69,243,622.36
October 25, 2011	42,715,088.30
November 25, 2011	6,140,136.83
December 25, 2011	0

(1)

The notional amount for each Distribution Date was derived from the aggregate outstanding collateral balance of the Pool 1 mortgage loans for the accrual period related to such Distribution Date assuming the Structuring Assumptions assuming the optional call is not exercised,  and a prepayment assumption of 30% CPB.

Class 1-A-1 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.332	11.500	11.500	11.500	11.500
25-May-08	11.328	11.500	11.500	11.500	11.500
25-Jun-08	11.124	11.500	11.500	11.500	11.500
25-Jul-08	11.128	11.500	11.500	11.500	11.500
25-Aug-08	10.918	11.377	11.500	11.500	11.500
25-Sep-08	10.831	11.301	11.500	11.500	11.500
25-Oct-08	10.879	11.349	11.500	11.500	11.500
25-Nov-08	10.683	11.177	11.500	11.500	11.500
25-Dec-08	10.743	11.237	11.500	11.500	11.500
25-Jan-09	10.550	11.069	11.500	11.500	11.500
25-Feb-09	10.489	11.019	11.500	11.500	11.500
25-Mar-09	10.882	11.374	11.500	11.500	11.500
25-Apr-09	10.359	10.896	11.500	11.500	11.500
25-May-09	10.453	10.981	11.500	11.500	11.500
25-Jun-09	10.240	10.783	11.469	11.500	11.500
25-Jul-09	10.341	10.872	11.533	11.500	11.500
25-Aug-09	10.132	10.671	11.360	11.500	11.500
25-Sep-09	10.088	10.625	11.316	11.500	11.500
25-Oct-09	10.230	10.738	11.395	11.500	11.500
25-Nov-09	10.012	10.506	11.149	11.500	11.500
25-Dec-09	10.198	10.673	11.299	11.500	11.500
25-Jan-10	9.965	10.458	11.477	11.500	11.500
25-Feb-10	9.942	10.441	11.460	11.500	11.500
25-Mar-10	10.582	11.049	12.059	11.500	11.500
25-Apr-10	9.902	10.412	11.431	11.500	11.500
25-May-10	10.106	10.609	11.624	11.500	11.500
25-Jun-10	9.886	10.406	11.423	11.500	11.500
25-Jul-10	10.075	10.587	11.601	11.500	11.500
25-Aug-10	9.850	10.378	11.394	11.500	11.500
25-Sep-10	9.831	10.364	11.380	11.500	11.500
25-Oct-10	10.087	10.611	11.622	11.500	11.500
25-Nov-10	9.880	10.421	11.434	11.500	11.500
25-Dec-10	10.077	10.609	11.616	11.500	11.500
25-Jan-11	9.823	10.369	11.378	11.500	11.500
25-Feb-11	9.800	10.446	11.349	11.500	11.500
25-Mar-11	10.558	11.353	12.028	11.500	11.500
25-Apr-11	9.813	10.604	11.312	11.500	11.500
25-May-11	10.105	10.868	11.539	11.500	11.500
25-Jun-11	9.910	10.650	11.308	11.500	11.500
25-Jul-11	10.285	10.985	11.587	11.500	11.500
25-Aug-11	10.185	10.835	11.386	11.500	11.500
25-Sep-11	10.354	10.953	11.444	11.500	11.500
25-Oct-11	11.130	11.625	11.825	11.500	11.500
25-Nov-11	11.452	11.782	11.551	11.500	11.500
25-Dec-11	11.998	12.302	12.029	11.500	11.500
25-Jan-12	11.573	11.872	11.611	11.500	11.500
25-Feb-12	11.575	11.872	11.615	11.500	11.500
25-Mar-12	12.460	12.775	11.937	11.500	11.500
25-Apr-12	11.578	11.872	11.500	11.500	11.500
25-May-12	12.007	12.303	11.500	11.500	11.500
25-Jun-12	11.582	11.872	11.500	11.500	11.500
25-Jul-12	12.011	12.303	11.500	11.500	11.500
25-Aug-12	11.585	11.872	11.500	11.500	11.500
25-Sep-12	11.587	11.872	11.500	11.500	11.500
25-Oct-12	12.016	12.303	11.500	11.500	11.500
25-Nov-12	11.591	11.872	11.500	11.500	11.500
25-Dec-12	12.021	12.304	11.500	11.500	11.500
25-Jan-13	11.595	11.873	11.500	11.500	11.500
25-Feb-13	11.597	11.873	11.500	11.500	11.500
25-Mar-13	12.986	13.282	11.500	11.500	11.500
25-Apr-13	11.601	11.873	11.500	11.500	11.500
25-May-13	12.087	12.304	11.500	11.500	11.500
25-Jun-13	11.781	11.873	11.500	11.500
25-Jul-13	12.214	12.304	11.500	11.500
25-Aug-13	11.781	11.680	11.500	11.500
25-Sep-13	11.781	11.605	11.500	11.500
25-Oct-13	12.214	12.030	11.500	11.500
25-Nov-13	11.781	11.611	11.500	11.500
25-Dec-13	12.213	12.035	11.500	11.500
25-Jan-14	11.781	11.616	11.500	11.500
25-Feb-14	11.781	11.619	11.500	11.500
25-Mar-14	13.188	13.003	11.500	11.500
25-Apr-14	11.781	11.625	11.500	11.500
25-May-14	12.211	12.050	11.500	11.500
25-Jun-14	11.781	11.631	11.500	11.500
25-Jul-14	12.211	12.056	11.500	11.500
25-Aug-14	11.781	11.637	11.500	11.500
25-Sep-14	11.781	11.640	11.500	11.500
25-Oct-14	12.210	12.065	11.500	11.500
25-Nov-14	11.781	11.647	11.500	11.500
25-Dec-14	12.210	12.072	11.500
25-Jan-15	11.781	11.653	11.500
25-Feb-15	11.781	11.656	11.500
25-Mar-15	13.186	13.041	11.500
25-Apr-15	11.781	11.663	11.500
25-May-15	12.210	12.089	11.500
25-Jun-15	11.781	11.670	11.500
25-Jul-15	12.210	12.096	11.500
25-Aug-15	11.781	11.677	11.500
25-Sep-15	11.781	11.681	11.500
25-Oct-15	12.210	12.107	11.500
25-Nov-15	11.781	11.689	11.500
25-Dec-15	12.210	12.115	11.500
25-Jan-16	11.781	11.696	11.500
25-Feb-16	11.781	11.700	11.500
25-Mar-16	12.682	12.590	11.500
25-Apr-16	11.783	11.709	11.500
25-May-16	12.213	12.135	11.500
25-Jun-16	11.784	11.717	11.500
25-Jul-16	12.215	12.144	11.500
25-Aug-16	11.788	11.726	11.500
25-Sep-16	11.789	11.730	11.500
25-Oct-16	12.221	12.158	11.500
25-Nov-16	11.796	11.740	11.500
25-Dec-16	12.227	12.167	11.500
25-Jan-17	11.798	11.749	11.500
25-Feb-17	11.695	11.755	11.500
25-Mar-17	12.991	13.141
25-Apr-17	11.607	11.765
25-May-17	12.032	12.193
25-Jun-17	11.611	11.776
25-Jul-17	12.036	12.204
25-Aug-17	11.615	11.787
25-Sep-17	11.617	11.792
25-Oct-17	12.042	12.221
25-Nov-17	11.621	11.804
25-Dec-17	12.047	12.233
25-Jan-18	11.626	11.816
25-Feb-18	11.628	11.822
25-Mar-18	13.017	13.211
25-Apr-18	11.632	11.834
25-May-18	12.058	12.265
25-Jun-18	11.637	11.847
25-Jul-18	12.063	12.278
25-Aug-18	11.642	11.861
25-Sep-18	11.644	11.867
25-Oct-18	12.070	12.298
25-Nov-18	11.649	11.881
25-Dec-18	12.075	12.313
25-Jan-19	11.654	11.896
25-Feb-19	11.657	11.903
25-Mar-19	13.046	13.294
25-Apr-19	11.662	11.918
25-May-19	12.088	12.350
25-Jun-19	11.667	11.934
25-Jul-19	12.094	12.366
25-Aug-19	11.673	11.950
25-Sep-19	11.675	11.958
25-Oct-19	12.102	12.391
25-Nov-19	11.681	11.975
25-Dec-19	12.108	12.409
25-Jan-20	11.687	11.992
25-Feb-20	11.690	12.001
25-Mar-20	12.582	12.899
25-Apr-20	11.696	12.020
25-May-20	12.123	12.455
25-Jun-20	11.702	12.039
25-Jul-20	12.129	12.474
25-Aug-20	11.708	12.058
25-Sep-20	11.711
25-Oct-20	12.139
25-Nov-20	11.718
25-Dec-20	12.146
25-Jan-21	11.725
25-Feb-21	11.728
25-Mar-21	13.120
25-Apr-21	11.735
25-May-21	12.163
25-Jun-21	11.742
25-Jul-21	12.171
25-Aug-21	11.749
25-Sep-21	11.753
25-Oct-21	12.182
25-Nov-21	11.761
25-Dec-21	12.190
25-Jan-22	11.769
25-Feb-22	11.773
25-Mar-22	13.166
25-Apr-22	11.781
25-May-22	12.210
25-Jun-22	11.789
25-Jul-22	12.219
25-Aug-22	11.798
25-Sep-22	11.802
25-Oct-22	12.232
25-Nov-22	11.811
25-Dec-22	12.241
25-Jan-23	11.820
25-Feb-23	11.825
25-Mar-23	13.219
25-Apr-23	11.834
25-May-23	12.265
25-Jun-23	11.844
25-Jul-23	12.275
25-Aug-23	11.854
25-Sep-23	11.859
25-Oct-23	12.291
25-Nov-23	11.870
25-Dec-23	12.302
25-Jan-24	11.881
25-Feb-24	11.886
25-Mar-24	12.784
25-Apr-24	11.898
25-May-24	12.330
25-Jun-24	11.909
25-Jul-24	12.342
25-Aug-24	11.921
25-Sep-24	11.928
25-Oct-24	12.361
25-Nov-24	11.940
25-Dec-24	12.374
25-Jan-25	11.953
25-Feb-25	11.960
25-Mar-25	13.358
25-Apr-25	11.973
25-May-25	12.408
25-Jun-25	11.987
25-Jul-25	12.422
25-Aug-25	12.002
25-Sep-25	12.009
25-Oct-25	12.445
25-Nov-25	12.025
25-Dec-25	12.460
25-Jan-26	12.040
25-Feb-26	12.048
25-Mar-26	13.450
25-April-26	12.065

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-1 Certificates divided by b) the Class 1-A-1 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-2 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.378	11.500	11.500	11.500	11.500
25-May-08	11.374	11.500	11.500	11.500	11.500
25-Jun-08	11.170	11.500	11.500	11.500	11.500
25-Jul-08	11.175	11.500	11.500	11.500	11.500
25-Aug-08	10.966	11.425	11.500	11.500	11.500
25-Sep-08	10.882	11.349	11.500	11.500	11.500
25-Oct-08	10.934	11.399	11.500	11.500	11.500
25-Nov-08	10.742	11.229	11.500	11.500	11.500
25-Dec-08	10.807	11.294	11.500	11.500	11.500
25-Jan-09	10.619	11.130	11.500	11.500	11.500
25-Feb-09	10.564	11.087	11.500	11.500	11.500
25-Mar-09	10.963	11.454	11.500	11.500
25-Apr-09	10.446	10.978	11.500	11.500
25-May-09	10.545	11.074	11.500	11.500
25-Jun-09	10.338	10.885	11.500	11.500
25-Jul-09	10.445	10.989	11.500	11.500
25-Aug-09	10.242	10.802	11.410	11.500
25-Sep-09	10.204	10.773	11.373	11.500
25-Oct-09	10.350	10.903	11.465
25-Nov-09	10.135	10.686	11.223
25-Dec-09	10.326	10.877	11.416
25-Jan-10	10.105	10.694	11.641
25-Feb-10	10.092	10.709	11.637
25-Mar-10	10.738	11.353	12.307
25-Apr-10	10.078	10.771	11.564
25-May-10	10.290	11.010	11.796
25-Jun-10	10.084	10.862	11.572
25-Jul-10	10.282	11.097	11.971
25-Aug-10	10.072	10.963
25-Sep-10	10.066	11.025
25-Oct-10	10.332	11.358
25-Nov-10	10.144	11.291
25-Dec-10	10.351	11.597
25-Jan-11	10.116	11.530
25-Feb-11	10.107	11.845
25-Mar-11	10.858	13.028
25-Apr-11	10.145	12.602
25-May-11	10.434	13.118
25-Jun-11	10.249	13.297
25-Jul-11	10.611	14.056
25-Aug-11	10.501	14.536
25-Sep-11	10.649	15.664
25-Oct-11	11.348	17.409
25-Nov-11	11.535	18.563
25-Dec-11	12.170
25-Jan-12	11.642
25-Feb-12	11.651
25-Mar-12	12.926
25-Apr-12	11.672
25-May-12	12.299
25-Jun-12	11.697
25-Jul-12	12.365
25-Aug-12	11.726
25-Sep-12	11.742
25-Oct-12	12.490
25-Nov-12	11.780
25-Dec-12	12.600
25-Jan-13	11.828
25-Feb-13	11.856
25-Mar-13	15.228
25-Apr-13	11.925
25-May-13	13.171
25-Jun-13	12.557
25-Jul-13	13.851
25-Aug-13	12.739
25-Sep-13	12.855
25-Oct-13	14.527
25-Nov-13	13.167
25-Dec-13	15.269
25-Jan-14	13.665
25-Feb-14	14.042
25-Mar-14	25.848
25-Apr-14	15.399
25-May-14	21.804
25-Jun-14	19.816
25-Jul-14	48.080

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-2 Certificates divided by b) the Class 1-A-2 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.43%.

Class 1-A-3 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.332	11.500	11.500	11.500	11.500
25-May-08	11.326	11.500	11.500	11.500	11.500
25-Jun-08	11.122	11.500	11.500	11.500	11.500
25-Jul-08	11.122	11.500	11.500	11.500	11.500
25-Aug-08	10.909	11.377	11.500	11.500	11.500
25-Sep-08	10.819	11.299	11.500	11.500	11.500
25-Oct-08	10.861	11.344	11.500	11.500	11.500
25-Nov-08	10.661	11.171	11.500	11.500	11.500
25-Dec-08	10.715	11.226	11.500	11.500	11.500
25-Jan-09	10.518	11.055	11.500	11.500	11.500
25-Feb-09	10.452	10.999	11.500	11.500	11.500
25-Mar-09	10.839	11.347	11.500	11.500	11.500
25-Apr-09	10.311	10.867	11.500	11.500	11.500
25-May-09	10.400	10.946	11.500	11.500	11.500
25-Jun-09	10.182	10.743	11.469	11.500	11.500
25-Jul-09	10.279	10.825	11.532	11.500	11.500
25-Aug-09	10.065	10.618	11.360	11.500	11.500
25-Sep-09	10.017	10.565	11.314	11.500	11.500
25-Oct-09	10.157	10.672	11.389	11.500	11.500
25-Nov-09	9.937	10.435	11.141	11.500	11.500
25-Dec-09	10.119	10.595	11.284	11.500	11.500
25-Jan-10	9.880	10.370	11.456	11.500	11.500
25-Feb-10	9.852	10.345	11.440	11.500	11.500
25-Mar-10	10.491	10.946	12.033	11.500	11.500
25-Apr-10	9.799	10.295	11.416	11.500	11.500
25-May-10	10.000	10.486	11.609	11.500	11.500
25-Jun-10	9.773	10.273	11.411	11.500	11.500
25-Jul-10	9.960	10.448	11.586	11.500	11.500
25-Aug-10	9.728	10.229	11.388	11.500	11.500
25-Sep-10	9.706	10.208	11.394	11.500	11.500
25-Oct-10	9.959	10.448	11.646	11.500	11.500
25-Nov-10	9.746	10.247	11.458	11.500	11.500
25-Dec-10	9.940	10.428	11.644	11.500
25-Jan-11	9.680	10.178	11.403	11.500
25-Feb-11	9.654	10.240	11.378	11.500
25-Mar-11	10.420	11.135	12.071	11.500
25-Apr-11	9.664	10.374	11.340	11.500
25-May-11	9.961	10.644	11.573	11.500
25-Jun-11	9.766	10.427	11.342	11.500
25-Jul-11	10.150	10.771	11.632	11.500
25-Aug-11	10.059	10.632	11.431	11.500
25-Sep-11	10.239	10.764	11.495	11.500
25-Oct-11	11.048	11.476	11.883	11.500
25-Nov-11	11.422	11.704	11.576
25-Dec-11	11.930	12.187	12.099
25-Jan-12	11.549	11.812	11.647
25-Feb-12	11.549	11.819	11.659
25-Mar-12	12.305	12.651	12.066
25-Apr-12	11.550	11.835	11.500
25-May-12	11.917	12.253	11.500
25-Jun-12	11.550	11.852	11.500
25-Jul-12	11.912	12.284	11.500
25-Aug-12	11.550	11.871	11.500
25-Sep-12	11.550	11.882	11.500
25-Oct-12	11.904	12.338	11.500
25-Nov-12	11.550	11.904	11.500
25-Dec-12	11.900	12.381	11.500
25-Jan-13	11.551	11.931	11.500
25-Feb-13	11.551	11.945	11.500
25-Mar-13	12.608	13.616	11.500
25-Apr-13	11.551	11.976
25-May-13	11.929	12.513
25-Jun-13	11.678	12.012
25-Jul-13	12.013	12.580
25-Aug-13	11.674	11.785
25-Sep-13	11.671	11.692
25-Oct-13	11.999	12.294
25-Nov-13	11.667	11.724
25-Dec-13	11.990	12.372
25-Jan-14	11.662	11.763
25-Feb-14	11.660	11.785
25-Mar-14	12.629	14.329
25-Apr-14	11.656	11.839
25-May-14	11.968	12.660
25-Jun-14	11.651	11.909
25-Jul-14	11.959	12.840
25-Aug-14	11.648	12.002
25-Sep-14	11.651	12.062
25-Oct-14	11.968	13.248
25-Nov-14	11.657	12.224
25-Dec-14	11.979	13.699
25-Jan-15	11.663	12.483
25-Feb-15	11.666	12.682
25-Mar-15	12.680	21.042
25-Apr-15	11.673	13.408
25-May-15	12.010	17.824
25-Jun-15	11.680	15.912
25-Jul-15	12.024	37.710
25-Aug-15	11.687
25-Sep-15	11.691
25-Oct-15	12.048
25-Nov-15	11.700
25-Dec-15	12.065
25-Jan-16	11.709
25-Feb-16	11.714
25-Mar-16	12.487
25-Apr-16	11.726
25-May-16	12.116
25-Jun-16	11.739
25-Jul-16	12.141
25-Aug-16	11.755
25-Sep-16	11.764
25-Oct-16	12.188
25-Nov-16	11.787
25-Dec-16	12.226
25-Jan-17	11.807
25-Feb-17	11.708
25-Mar-17	13.104
25-Apr-17	11.627
25-May-17	12.105
25-Jun-17	11.645
25-Jul-17	12.147
25-Aug-17	11.666
25-Sep-17	11.677
25-Oct-17	12.223
25-Nov-17	11.703
25-Dec-17	12.286
25-Jan-18	11.733
25-Feb-18	11.751
25-Mar-18	13.976
25-Apr-18	11.792
25-May-18	12.505
25-Jun-18	11.842
25-Jul-18	12.633
25-Aug-18	11.907
25-Sep-18	11.947
25-Oct-18	12.902
25-Nov-18	12.048
25-Dec-18	13.169
25-Jan-19	12.192
25-Feb-19	12.289
25-Mar-19	17.711
25-Apr-19	12.577
25-May-19	14.712
25-Jun-19	13.132
25-Jul-19	16.628
25-Aug-19	14.638
25-Sep-19	17.091
25-Oct-19	63.197

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-3 Certificates divided by b) the Class 1-A-3 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-4 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.335	11.500	11.500	11.500	11.500
25-May-08	11.331	11.500	11.500	11.500	11.500
25-Jun-08	11.126	11.500	11.500	11.500	11.500
25-Jul-08	11.127	11.500	11.500	11.500	11.500
25-Aug-08	10.914	11.382	11.500	11.500	11.500
25-Sep-08	10.824	11.303	11.500	11.500	11.500
25-Oct-08	10.867	11.350	11.500	11.500	11.500
25-Nov-08	10.667	11.176	11.500	11.500	11.500
25-Dec-08	10.721	11.232	11.500	11.500	11.500
25-Jan-09	10.524	11.060	11.500	11.500	11.500
25-Feb-09	10.458	11.004	11.500	11.500	11.500
25-Mar-09	10.844	11.354	11.500	11.500	11.500
25-Apr-09	10.319	10.875	11.500	11.500	11.500
25-May-09	10.407	10.954	11.500	11.500	11.500
25-Jun-09	10.190	10.750	11.474	11.500	11.500
25-Jul-09	10.286	10.832	11.527	11.500	11.500
25-Aug-09	10.073	10.626	11.366	11.500	11.500
25-Sep-09	10.025	10.574	11.320	11.500	11.500
25-Oct-09	10.165	10.680	11.398	11.500	11.500
25-Nov-09	9.945	10.444	11.150	11.500	11.500
25-Dec-09	10.127	10.604	11.296	11.500	11.500
25-Jan-10	9.889	10.381	11.473	11.500	11.500
25-Feb-10	9.861	10.356	11.456	11.500	11.500
25-Mar-10	10.498	10.956	12.057	11.500	11.500
25-Apr-10	9.809	10.307	11.434	11.500	11.500
25-May-10	10.010	10.498	11.629	11.500	11.500
25-Jun-10	9.784	10.285	11.429	11.500	11.500
25-Jul-10	9.969	10.460	11.606	11.500	11.500
25-Aug-10	9.738	10.242	11.400	11.500	11.500
25-Sep-10	9.716	10.220	11.383	11.500	11.500
25-Oct-10	9.969	10.460	11.625	11.500	11.500
25-Nov-10	9.756	10.259	11.438	11.500	11.500
25-Dec-10	9.950	10.440	11.620	11.500	11.500
25-Jan-11	9.691	10.191	11.382	11.500	11.500
25-Feb-11	9.665	10.254	11.351	11.500	11.500
25-Mar-11	10.429	11.150	12.033	11.500	11.500
25-Apr-11	9.674	10.392	11.320	11.500	11.500
25-May-11	9.971	10.661	11.548	11.500	11.500
25-Jun-11	9.776	10.443	11.317	11.500	11.500
25-Jul-11	10.159	10.787	11.597	11.500	11.500
25-Aug-11	10.068	10.647	11.399	11.500	11.500
25-Sep-11	10.247	10.779	11.458	11.500	11.500
25-Oct-11	11.054	11.489	11.847	11.500	11.500
25-Nov-11	11.425	11.713	11.573	11.500	11.500
25-Dec-11	11.992	12.246	11.902	11.500	11.500
25-Jan-12	11.560	11.807	11.500	11.500	11.500
25-Feb-12	11.560	11.802	11.500	11.500	11.500
25-Mar-12	12.374	12.614	11.500	11.500	11.500
25-Apr-12	11.559	11.792	11.500	11.500	11.500
25-May-12	11.976	12.199	11.500	11.500	11.500
25-Jun-12	11.559	11.782	11.500	11.500	11.500
25-Jul-12	11.970	12.181	11.500	11.500	11.500
25-Aug-12	11.558	11.773	11.500	11.500	11.500
25-Sep-12	11.558	11.769	11.500	11.500	11.500
25-Oct-12	11.961	12.156	11.500	11.500	11.500
25-Nov-12	11.558	11.760	11.500	11.500	11.500
25-Dec-12	11.956	12.139	11.500	11.500	11.500
25-Jan-13	11.558	11.752	11.500	11.500	11.500
25-Feb-13	11.558	11.748	11.500	11.500	11.500
25-Mar-13	12.682	12.821	11.500	11.500	11.500
25-Apr-13	11.558	11.739	11.500	11.500	11.500
25-May-13	11.984	12.099	11.500	11.500	11.500
25-Jun-13	11.689	11.731	11.500	11.500
25-Jul-13	12.069	12.084	11.500	11.500
25-Aug-13	11.684	11.592	11.500	11.500
25-Sep-13	11.681	11.540	11.500	11.500
25-Oct-13	12.054	11.881	11.500	11.500
25-Nov-13	11.676	11.540	11.500	11.500
25-Dec-13	12.044	11.875	11.500	11.500
25-Jan-14	11.671	11.540	11.500	11.500
25-Feb-14	11.669	11.541	11.500	11.500
25-Mar-14	12.704	12.460	11.500	11.500
25-Apr-14	11.664	11.541	11.500	11.500
25-May-14	12.021	11.860	11.500	11.500
25-Jun-14	11.660	11.541	11.500	11.500
25-Jul-14	12.011	11.854	11.500	11.500
25-Aug-14	11.655	11.541	11.500	11.500
25-Sep-14	11.653	11.541	11.500	11.500
25-Oct-14	11.998	11.845	11.500	11.500
25-Nov-14	11.649	11.542	11.500	11.500
25-Dec-14	11.990	11.840	11.500
25-Jan-15	11.645	11.542	11.500
25-Feb-15	11.643	11.542	11.500
25-Mar-15	12.587	12.343	11.500
25-Apr-15	11.639	11.542	11.500
25-May-15	11.969	11.827	11.500
25-Jun-15	11.635	11.542	11.500
25-Jul-15	11.961	11.822	11.500
25-Aug-15	11.631	11.543	11.500
25-Sep-15	11.629	11.545	11.500
25-Oct-15	11.949	11.826	11.500
25-Nov-15	11.626	11.549	11.500
25-Dec-15	11.941	11.830	11.500
25-Jan-16	11.622	11.553	11.500
25-Feb-16	11.620	11.556	11.500
25-Mar-16	12.197	12.072	11.500
25-Apr-16	11.617	11.560	11.500
25-May-16	11.924	11.842	11.500
25-Jun-16	11.615	11.565	11.500
25-Jul-16	11.918	11.847	11.500
25-Aug-16	11.613	11.569	11.500
25-Sep-16	11.612	11.572	11.500
25-Oct-16	11.910	11.855	11.500
25-Nov-16	11.612	11.577	11.500
25-Dec-16	11.905	11.860	11.500
25-Jan-17	11.609	11.582	11.500
25-Feb-17	11.554	11.585	11.500
25-Mar-17	12.281	12.360
25-Apr-17	11.507	11.591
25-May-17	11.789	11.875
25-Jun-17	11.508	11.596
25-Jul-17	11.785	11.881
25-Aug-17	11.508	11.602
25-Sep-17	11.508	11.605
25-Oct-17	11.780	11.891
25-Nov-17	11.508	11.612
25-Dec-17	11.776	11.898
25-Jan-18	11.508	11.618
25-Feb-18	11.508	11.621
25-Mar-18	12.208	12.403
25-Apr-18	11.509	11.628
25-May-18	11.768	11.915
25-Jun-18	11.509	11.635
25-Jul-18	11.765	11.922
25-Aug-18	11.509	11.642
25-Sep-18	11.509	11.646
25-Oct-18	11.760	11.934
25-Nov-18	11.509	11.654
25-Dec-18	11.757	11.942
25-Jan-19	11.510	11.661
25-Feb-19	11.510	11.665
25-Mar-19	12.141	12.452
25-Apr-19	11.510	11.674
25-May-19	11.749	11.962
25-Jun-19	11.510	11.682
25-Jul-19	11.746	11.971
25-Aug-19	11.510	11.691
25-Sep-19	11.510	11.695
25-Oct-19	11.742	11.985
25-Nov-19	11.511	11.704
25-Dec-19	11.743	11.994
25-Jan-20	11.514	11.713
25-Feb-20	11.515	11.718
25-Mar-20	11.922	12.251
25-Apr-20	11.517	11.728
25-May-20	11.749	12.019
25-Jun-20	11.520	11.738
25-Jul-20	11.752	12.029
25-Aug-20	11.522	11.749
25-Sep-20	11.524
25-Oct-20	11.756
25-Nov-20	11.526
25-Dec-20	11.759
25-Jan-21	11.529
25-Feb-21	11.530
25-Mar-21	12.127
25-Apr-21	11.533
25-May-21	11.766
25-Jun-21	11.536
25-Jul-21	11.769
25-Aug-21	11.539
25-Sep-21	11.540
25-Oct-21	11.773
25-Nov-21	11.543
25-Dec-21	11.776
25-Jan-22	11.546
25-Feb-22	11.548
25-Mar-22	12.147
25-Apr-22	11.551
25-May-22	11.784
25-Jun-22	11.555
25-Jul-22	11.788
25-Aug-22	11.558
25-Sep-22	11.560
25-Oct-22	11.793
25-Nov-22	11.563
25-Dec-22	11.797
25-Jan-23	11.567
25-Feb-23	11.569
25-Mar-23	12.169
25-Apr-23	11.573
25-May-23	11.806
25-Jun-23	11.577
25-Jul-23	11.810
25-Aug-23	11.581
25-Sep-23	11.583
25-Oct-23	11.816
25-Nov-23	11.587
25-Dec-23	11.820
25-Jan-24	11.591
25-Feb-24	11.594
25-Mar-24	12.005
25-Apr-24	11.598
25-May-24	11.832
25-Jun-24	11.603
25-Jul-24	11.836
25-Aug-24	11.608
25-Sep-24	11.610
25-Oct-24	11.843
25-Nov-24	11.615
25-Dec-24	11.849
25-Jan-25	11.620
25-Feb-25	11.623
25-Mar-25	12.225
25-Apr-25	11.628
25-May-25	11.862
25-Jun-25	11.634
25-Jul-25	11.867
25-Aug-25	11.640
25-Sep-25	11.643
25-Oct-25	11.876
25-Nov-25	11.649
25-Dec-25	11.882
25-Jan-26	11.655
25-Feb-26	11.658
25-Mar-26	12.261
25-Apr-26	11.665

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-4 Certificates divided by b) the Class 1-A-4 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.26%.

Class 1-A-5 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.333	11.500	11.500	11.500	11.500
25-May-08	11.330	11.500	11.500	11.500	11.500
25-Jun-08	11.126	11.500	11.500	11.500	11.500
25-Jul-08	11.131	11.500	11.500	11.500	11.500
25-Aug-08	10.920	11.379	11.500	11.500	11.500
25-Sep-08	10.834	11.303	11.500	11.500	11.500
25-Oct-08	10.882	11.352	11.500	11.500	11.500
25-Nov-08	10.686	11.179	11.500	11.500	11.500
25-Dec-08	10.745	11.240	11.500	11.500	11.500
25-Jan-09	10.553	11.071	11.500	11.500	11.500
25-Feb-09	10.492	11.021	11.500	11.500	11.500
25-Mar-09	10.884	11.378	11.500	11.500	11.500
25-Apr-09	10.364	10.901	11.500	11.500	11.500
25-May-09	10.457	10.985	11.500	11.500	11.500
25-Jun-09	10.244	10.787	11.471	11.500	11.500
25-Jul-09	10.345	10.876	11.531	11.500	11.500
25-Aug-09	10.136	10.675	11.363	11.500	11.500
25-Sep-09	10.093	10.630	11.320	11.500	11.500
25-Oct-09	10.235	10.742	11.401	11.500	11.500
25-Nov-09	10.017	10.511	11.155	11.500	11.500
25-Dec-09	10.202	10.679	11.307	11.500	11.500
25-Jan-10	9.971	10.465	11.487	11.500	11.500
25-Feb-10	9.948	10.448	11.470	11.500	11.500
25-Mar-10	10.587	11.055	12.074	11.500	11.500
25-Apr-10	9.909	10.420	11.441	11.500	11.500
25-May-10	10.113	10.617	11.636	11.500	11.500
25-Jun-10	9.893	10.413	11.434	11.500	11.500
25-Jul-10	10.081	10.595	11.612	11.500	11.500
25-Aug-10	9.857	10.386	11.404	11.500	11.500
25-Sep-10	9.838	10.372	11.389	11.500	11.500
25-Oct-10	10.093	10.619	11.634	11.500	11.500
25-Nov-10	9.888	10.429	11.445	11.500	11.500
25-Dec-10	10.083	10.616	11.628	11.500	11.500
25-Jan-11	9.830	10.377	11.388	11.500	11.500
25-Feb-11	9.807	10.455	11.358	11.500	11.500
25-Mar-11	10.564	11.363	12.044	11.500	11.500
25-Apr-11	9.820	10.616	11.323	11.500	11.500
25-May-11	10.111	10.879	11.552	11.500	11.500
25-Jun-11	9.917	10.662	11.320	11.500	11.500
25-Jul-11	10.291	10.996	11.603	11.500	11.500
25-Aug-11	10.191	10.845	11.403	11.500	11.500
25-Sep-11	10.359	10.964	11.463	11.500	11.500
25-Oct-11	11.134	11.634	11.850	11.500	11.500
25-Nov-11	11.455	11.789	11.568	11.500	11.500
25-Dec-11	12.049	12.354	12.094	11.500	11.500
25-Jan-12	11.582	11.879	11.579	11.500	11.500
25-Feb-12	11.584	11.879	11.500	11.500	11.500
25-Mar-12	12.519	12.836	11.500	11.500	11.500
25-Apr-12	11.587	11.880	11.500	11.500	11.500
25-May-12	12.059	12.356	11.500	11.500	11.500
25-Jun-12	11.590	11.881	11.500	11.500	11.500
25-Jul-12	12.063	12.356	11.500	11.500	11.500
25-Aug-12	11.593	11.881	11.500	11.500	11.500
25-Sep-12	11.595	11.881	11.500	11.500	11.500
25-Oct-12	12.068	12.357	11.500	11.500	11.500
25-Nov-12	11.598	11.882	11.500	11.500	11.500
25-Dec-12	12.073	12.359	11.500	11.500	11.500
25-Jan-13	11.603	11.883	11.500	11.500	11.500
25-Feb-13	11.605	11.883	11.500	11.500	11.500
25-Mar-13	13.058	13.360	11.500	11.500	11.500
25-Apr-13	11.608	11.884	11.500	11.500	11.500
25-May-13	12.140	12.359	11.500	11.500	11.500
25-Jun-13	11.792	11.884	11.500	11.500
25-Jul-13	12.271	12.359	11.500	11.500
25-Aug-13	11.791	11.686	11.500	11.500
25-Sep-13	11.791	11.610	11.500	11.500
25-Oct-13	12.270	12.079	11.500	11.500
25-Nov-13	11.791	11.616	11.500	11.500
25-Dec-13	12.270	12.084	11.500	11.500
25-Jan-14	11.791	11.622	11.500	11.500
25-Feb-14	11.791	11.625	11.500	11.500
25-Mar-14	13.267	13.078	11.500	11.500
25-Apr-14	11.790	11.631	11.500	11.500
25-May-14	12.268	12.099	11.500	11.500
25-Jun-14	11.790	11.637	11.500	11.500
25-Jul-14	12.268	12.105	11.500	11.500
25-Aug-14	11.790	11.644	11.500	11.500
25-Sep-14	11.790	11.647	11.500	11.500
25-Oct-14	12.268	12.114	11.500	11.500
25-Nov-14	11.790	11.654	11.500	11.500
25-Dec-14	12.268	12.120	11.500
25-Jan-15	11.790	11.660	11.500
25-Feb-15	11.790	11.664	11.500
25-Mar-15	13.269	13.119	11.500
25-Apr-15	11.791	11.671	11.500
25-May-15	12.268	12.137	11.500
25-Jun-15	11.791	11.679	11.500
25-Jul-15	12.268	12.144	11.500
25-Aug-15	11.791	11.686	11.500
25-Sep-15	11.791	11.690	11.500
25-Oct-15	12.268	12.156	11.500
25-Nov-15	11.791	11.698	11.500
25-Dec-15	12.268	12.164	11.500
25-Jan-16	11.791	11.706	11.500
25-Feb-16	11.791	11.710	11.500
25-Mar-16	12.753	12.656	11.500
25-Apr-16	11.793	11.719	11.500
25-May-16	12.270	12.186	11.500
25-Jun-16	11.795	11.728	11.500
25-Jul-16	12.272	12.195	11.500
25-Aug-16	11.798	11.737	11.500
25-Sep-16	11.800	11.742	11.500
25-Oct-16	12.279	12.210	11.500
25-Nov-16	11.808	11.751	11.500
25-Dec-16	12.285	12.220	11.500
25-Jan-17	11.809	11.762	11.500
25-Feb-17	11.703	11.767	11.500
25-Mar-17	13.071	13.230
25-Apr-17	11.612	11.778
25-May-17	12.083	12.247
25-Jun-17	11.616	11.789
25-Jul-17	12.087	12.259
25-Aug-17	11.621	11.801
25-Sep-17	11.623	11.807
25-Oct-17	12.093	12.277
25-Nov-17	11.627	11.819
25-Dec-17	12.097	12.290
25-Jan-18	11.632	11.831
25-Feb-18	11.634	11.838
25-Mar-18	13.097	13.305
25-Apr-18	11.639	11.851
25-May-18	12.108	12.323
25-Jun-18	11.644	11.864
25-Jul-18	12.113	12.337
25-Aug-18	11.649	11.878
25-Sep-18	11.651	11.885
25-Oct-18	12.120	12.358
25-Nov-18	11.656	11.900
25-Dec-18	12.125	12.373
25-Jan-19	11.662	11.915
25-Feb-19	11.664	11.923
25-Mar-19	13.127	13.395
25-Apr-19	11.670	11.938
25-May-19	12.137	12.413
25-Jun-19	11.675	11.955
25-Jul-19	12.143	12.430
25-Aug-19	11.681	11.972
25-Sep-19	11.684	11.980
25-Oct-19	12.151	12.456
25-Nov-19	11.690	11.998
25-Dec-19	12.157	12.475
25-Jan-20	11.696	12.016
25-Feb-20	11.699	12.026
25-Mar-20	12.647	12.985
25-Apr-20	11.705	12.045
25-May-20	12.173	12.523
25-Jun-20	11.712	12.065
25-Jul-20	12.179	12.543
25-Aug-20	11.718	12.085
25-Sep-20	11.721
25-Oct-20	12.189
25-Nov-20	11.728
25-Dec-20	12.196
25-Jan-21	11.735
25-Feb-21	11.739
25-Mar-21	13.204
25-Apr-21	11.746
25-May-21	12.215
25-Jun-21	11.753
25-Jul-21	12.222
25-Aug-21	11.761
25-Sep-21	11.765
25-Oct-21	12.234
25-Nov-21	11.773
25-Dec-21	12.242
25-Jan-22	11.781
25-Feb-22	11.785
25-Mar-22	13.253
25-Apr-22	11.794
25-May-22	12.264
25-Jun-22	11.802
25-Jul-22	12.273
25-Aug-22	11.811
25-Sep-22	11.816
25-Oct-22	12.287
25-Nov-22	11.825
25-Dec-22	12.296
25-Jan-23	11.835
25-Feb-23	11.839
25-Mar-23	13.310
25-Apr-23	11.849
25-May-23	12.321
25-Jun-23	11.860
25-Jul-23	12.332
25-Aug-23	11.870
25-Sep-23	11.875
25-Oct-23	12.348
25-Nov-23	11.886
25-Dec-23	12.360
25-Jan-24	11.898
25-Feb-24	11.903
25-Mar-24	12.860
25-Apr-24	11.915
25-May-24	12.389
25-Jun-24	11.927
25-Jul-24	12.402
25-Aug-24	11.940
25-Sep-24	11.946
25-Oct-24	12.421
25-Nov-24	11.959
25-Dec-24	12.435
25-Jan-25	11.973
25-Feb-25	11.980
25-Mar-25	13.457
25-Apr-25	11.994
25-May-25	12.470
25-Jun-25	12.009
25-Jul-25	12.485
25-Aug-25	12.024
25-Sep-25	12.032
25-Oct-25	12.509
25-Nov-25	12.047
25-Dec-25	12.525
25-Jan-26	12.064
25-Feb-26	12.072
25-Mar-26	13.552
25-Apr-26	12.089

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-5 Certificates divided by b) the Class 1-A-5 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.28%.

Net WAC Cap and Effective Rate Schedule(1)

Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)
December 25, 2006	7.95	22.87
January 25, 2007	6.41	21.48
February 25, 2007	6.41	21.47
March 25, 2007	7.10	21.59
April 25, 2007	6.41	21.40
May 25, 2007	6.64	21.40
June 25, 2007	6.43	21.31
July 25, 2007	6.64	21.35
August 25, 2007	6.44	21.24
September 25, 2007	6.44	21.23
October 25, 2007	6.66	21.27
November 25, 2007	6.45	21.22
December 25, 2007	6.66	21.27
January 25, 2008	6.45	21.22
February 25, 2008	6.46	21.19
March 25, 2008	6.93	21.21
April 25, 2008	6.51	21.00
May 25, 2008	6.76	20.95
June 25, 2008	6.57	20.81
July 25, 2008	6.83	20.72
August 25, 2008	6.66	20.49
September 25, 2008	6.71	20.38
October 25, 2008	6.95	20.40
November 25, 2008	6.74	20.32
December 25, 2008	6.98	20.39
January 25, 2009	6.77	20.32
February 25, 2009	6.80	20.30
March 25, 2009	7.59	20.43
April 25, 2009	6.91	20.02
May 25, 2009	7.19	20.00
June 25, 2009	7.00	19.77
July 25, 2009	7.29	19.72
August 25, 2009	7.14	19.39
September 25, 2009	7.21	19.22
October 25, 2009	7.60	18.91
November 25, 2009	7.54	18.21
December 25, 2009	7.89	18.15
January 25, 2010	7.65	18.02
February 25, 2010	7.67	18.04
March 25, 2010	8.52	18.53
April 25, 2010	7.71	18.09
May 25, 2010	8.00	18.27
June 25, 2010	7.77	18.15
July 25, 2010	8.05	18.31
August 25, 2010	7.82	18.19
September 25, 2010	7.83	18.21
October 25, 2010	8.17	18.43
November 25, 2010	7.96	18.33
December 25, 2010	8.23	18.48
January 25, 2011	7.97	18.31
February 25, 2011	7.99	18.27
March 25, 2011	8.95	18.59
April 25, 2011	8.15	17.95
May 25, 2011	8.57	17.81
June 25, 2011	8.44	17.33
July 25, 2011	8.98	17.02
August 25, 2011	9.01	16.16
September 25, 2011	9.34	15.50
October 25, 2011	10.44	14.32
November 25, 2011	11.21	11.79
December 25, 2011	11.79	11.79
January 25, 2012	11.41	11.41
February 25, 2012	11.41	11.41
March 25, 2012	12.20	12.20
April 25, 2012	11.41	11.41
May 25, 2012	11.79	11.79
June 25, 2012	11.41	11.41
July 25, 2012	11.79	11.79
August 25, 2012	11.41	11.41
September 25, 2012	11.41	11.41
October 25, 2012	11.79	11.79
November 25, 2012	11.41	11.41
December 25, 2012	11.79	11.79
January 25, 2013	11.41	11.41
February 25, 2013	11.41	11.41
March 25, 2013	12.63	12.63
April 25, 2013	11.41	11.41
May 25, 2013	11.79	11.79

(1) Assumes a swap strike rate of 5.080%

(2) Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 20.00%.

(3) The indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to or from the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Excess Interest (1) (2)

Distribution Period	Excess Interest (1)(2)
25-Dec-06	2.29%
25-Jan-07	1.42%
25-Feb-07	1.42%
25-Mar-07	1.43%
25-Apr-07	1.42%
25-May-07	1.43%
25-Jun-07	1.43%
25-Jul-07	1.44%
25-Aug-07	1.44%
25-Sep-07	1.44%
25-Oct-07	1.44%
25-Nov-07	1.44%
25-Dec-07	1.45%
25-Jan-08	1.44%
25-Feb-08	1.44%
25-Mar-08	1.47%
25-Apr-08	1.46%
25-May-08	1.48%
25-Jun-08	1.47%
25-Jul-08	1.50%
25-Aug-08	1.49%
25-Sep-08	1.50%
25-Oct-08	1.52%
25-Nov-08	1.50%
25-Dec-08	1.52%
25-Jan-09	1.50%
25-Feb-09	1.50%
25-Mar-09	1.59%
25-Apr-09	1.53%
25-May-09	1.57%
25-Jun-09	1.55%
25-Jul-09	1.60%
25-Aug-09	1.58%
25-Sep-09	1.59%
25-Oct-09	1.65%
25-Nov-09	1.63%
25-Dec-09	1.70%
25-Jan-10	1.60%
25-Feb-10	1.61%
25-Mar-10	1.79%
25-Apr-10	1.62%
25-May-10	1.68%
25-Jun-10	1.62%
25-Jul-10	1.69%
25-Aug-10	1.63%
25-Sep-10	1.64%
25-Oct-10	1.70%
25-Nov-10	1.65%
25-Dec-10	1.71%
25-Jan-11	1.66%
25-Feb-11	1.67%
25-Mar-11	1.88%
25-Apr-11	1.70%
25-May-11	1.80%
25-Jun-11	1.75%
25-Jul-11	1.88%
25-Aug-11	1.84%
25-Sep-11	1.89%
25-Oct-11	2.07%
25-Nov-11	1.99%
25-Dec-11	2.20%
25-Jan-12	2.02%
25-Feb-12	2.03%
25-Mar-12	2.41%
25-Apr-12	2.05%
25-May-12	2.24%
25-Jun-12	2.07%
25-Jul-12	2.26%
25-Aug-12	2.09%
25-Sep-12	2.10%
25-Oct-12	2.29%
25-Nov-12	2.12%
25-Dec-12	2.31%
25-Jan-13	2.14%
25-Feb-13	2.15%
25-Mar-13	2.72%
25-Apr-13	2.18%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Pool 1 Mortgage Loans prepay at a speed of 30% CPR

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of interest accrued on the bonds (including basis risk), divided by (B) the principal balance of the Pool 1 Certificates prior to any distributions of principal on such Distribution Date plus or minus any Net Swap Payments made to or from the swap provider.

Pool 1 Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance(1)-Pool 1

Original Principal Balance ($)(1)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00………………………………………	153	$11,983,364.95	1.24%	7.385102%	712.2	74.66%	74.66%	2.587%	12.644%	41
100,000.01 - 200,000.00………………………………	651	98,467,409.62	10.18	7.007972	721.1	77.15	77.15	2.583	12.176	44
200,000.01 - 300,000.00 ……………………………..	523	129,812,515.34	13.43	6.917745	717.5	77.77	77.77	2.599	12.136	45
300,000.01 - 400,000.00………………………………	325	113,241,442.73	11.71	6.834114	713.9	77.19	77.19	2.527	12.044	47
400,000.01 - 500,000.00 ……………………………..	347	157,701,442.81	16.31	6.830181	715.4	76.50	76.50	2.455	12.024	48
500,000.01 - 600,000.00 ……………………………..	246	133,587,281.88	13.82	6.851097	712.3	75.13	75.13	2.373	12.023	48
600,000.01 - 700,000.00 ……………………………..	133	84,658,112.54	8.76	6.839710	711.2	73.65	73.65	2.389	12.017	49
700,000.01 - 800,000.00 ……………………………..	62	46,455,845.87	4.80	6.964522	712.0	72.08	72.08	2.355	12.121	49
800,000.01 - 900,000.00 ……………………………..	44	36,779,764.15	3.80	6.791006	718.6	70.77	70.77	2.350	11.995	51
900,000.01 - 1,000,000.00 …………………………...	55	52,839,367.26	5.47	6.970604	712.9	70.80	70.80	2.386	12.110	51
1,000,000.01 - 1,100,000.00 …………………………	8	8,214,643.68	0.85	7.447630	703.7	71.07	71.07	2.467	12.933	50
1,100,000.01 - 1,200,000.00 …………………………	8	9,142,737.70	0.95	7.124852	714.3	74.00	74.00	2.307	12.476	50
1,200,000.01 - 1,300,000.00 …………………………	9	11,068,087.68	1.14	6.922991	726.4	67.30	67.30	2.387	12.136	49
1,300,000.01 - 1,400,000.00 …………………………	7	9,281,519.56	0.96	6.902920	699.6	68.14	68.14	2.375	11.903	59
1,400,000.01 - 1,500,000.00 …………………………	7	10,171,543.38	1.05	6.717068	705.3	71.35	71.35	2.339	11.717	55
1,500,000.01 - 2,000,000.00 …………………………	16	27,728,734.11	2.87	7.328703	725.0	71.54	71.54	2.376	12.579	52
2,000,000.01 - 2,500,000.00 …………………………	8	16,788,547.11	1.74	7.381125	718.9	74.52	74.52	2.388	12.502	51
2,500,000.01 - 3,000,000.00…………………………	2	4,746,093.52	0.49	7.752863	688.4	80.00	80.00	2.500	13.753	33
3,500,000.01 - 4,000,000.00 …………………………	1	4,200,000.00	0.43	6.500000	733.0	60.87	60.87	2.625	11.500	56
Total …………………………………………………….	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $374.174.

Cut-off Date Stated Principal Balance(1)-Pool 1

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00…………………………………….	155	$12,158,342.66	1.26%	7.375457%	712.1	74.69%	74.69%	2.585%	12.630%	41
100,000.01 - 200,000.00 ……………………………	651	98,642,817.84	10.20	7.009032	721.2	77.13	77.13	2.583	12.177	44
200,000.01 - 300,000.00 ……………………………	523	129,911,656.08	13.44	6.915505	717.5	77.78	77.78	2.599	12.133	45
300,000.01 - 400,000.00 ……………………………	324	112,942,402.51	11.68	6.835661	713.8	77.18	77.18	2.527	12.046	47
400,000.01 - 500,000.00…………………………….	361	164,384,585.79	17.00	6.849257	714.5	76.35	76.35	2.447	12.055	47
500,000.01 - 600,000.00…………………………….	245	134,962,466.42	13.96	6.852030	712.9	74.97	74.97	2.372	12.032	48
600,000.01 - 700,000.00…………………………….	123	79,041,628.94	8.18	6.812900	710.5	74.09	74.09	2.399	11.960	50
700,000.01 - 800,000.00…………………………….	63	47,712,530.74	4.93	6.957120	713.8	71.83	71.83	2.352	12.115	50
800,000.01 - 900,000.00…………………………….	46	38,961,249.37	4.03	6.853018	720.1	70.86	70.86	2.344	12.073	51
900,000.01 - 1,000,000.00………………………….	51	49,695,922.75	5.14	6.964479	711.2	70.66	70.66	2.395	12.119	50
1,000,000.01 - 1,100,000.00………………………..	7	7,415,325.45	0.77	7.290411	703.6	71.67	71.67	2.561	12.720	51
1,100,000.01 - 1,200,000.00………………………..	8	9,358,587.68	0.97	7.205804	715.6	73.90	73.90	2.312	12.449	53
1,200,000.01 - 1,300,000.00………………………..	8	10,006,013.17	1.03	6.893890	718.8	67.08	67.08	2.375	12.015	51
1,300,000.01 - 1,400,000.00………………………..	7	9,422,600.60	0.97	6.880792	707.1	67.49	67.49	2.377	11.881	59
1,400,000.01 - 1,500,000.00………………………..	7	10,252,629.92	1.06	6.688558	709.9	72.76	72.76	2.341	11.831	51
1,500,000.01 - 2,000,000.00………………………..	17	30,169,236.06	3.12	7.381168	721.5	70.93	70.93	2.386	12.563	53
2,000,000.01 - 2,500,000.00………………………..	8	17,630,457.92	1.82	7.399184	714.5	76.99	76.99	2.393	12.783	44
3,500,000.01 - 4,000,000.00………………………..	1	4,200,000.00	0.43	6.500000	733.0	60.87	60.87	2.625	11.500	56
Total……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $371,159.

Current Rate(1)-Pool 1

Current Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.501 - 5.000……………………………………………	2	$1,035,871.00	0.11%	5.000000%	679.2	78.48%	78.48%	2.250%	10.000%	58
5.001 - 5.500……………………………………………	5	2,097,171.61	0.22	5.485221	701.3	74.24	74.24	2.382	11.175	40
5.501 - 6.000……………………………………………	74	29,798,792.94	3.08	5.926863	722.6	73.86	73.86	2.392	11.230	41
6.001 - 6.500……………………………………………	654	252,931,369.55	26.16	6.378279	719.8	73.84	73.84	2.412	11.517	47
6.501 - 7.000……………………………………………	1,000	365,325,003.62	37.78	6.809459	718.1	74.72	74.72	2.439	11.954	48
7.001 - 7.500……………………………………………	490	177,174,698.70	18.32	7.306262	709.9	75.22	75.22	2.484	12.547	47
7.501 - 8.000……………………………………………	241	101,645,331.32	10.51	7.763646	704.0	77.12	77.12	2.510	13.036	50
8.001 - 8.500……………………………………………	93	27,464,365.57	2.84	8.345290	703.5	79.75	79.75	2.724	13.751	53
8.501 - 9.000……………………………………………	36	8,185,568.13	0.85	8.765260	708.6	88.17	88.17	3.243	14.315	56
9.001 - 9.500……………………………………………	7	937,193.90	0.10	9.175854	716.3	83.81	83.81	2.473	15.176	40
9.501 - 10.000…………………………………………..	3	273,087.56	0.03	9.745099	697.0	87.99	87.99	4.020	15.745	58
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 6.919%.

Original Term (Months)-Pool 1

Original Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
180……………………………………………………….	1	$601,945.78	0.06%	7.625000%	713.0	80.00%	80.00%	2.250%	12.625%	59
360………………………………………………………	2,551	949,995,148.39	98.25	6.911007	715.2	74.90	74.90	2.448	12.092	48
480………………………………………………………	53	16,271,359.73	1.68	7.377749	709.2	85.09	85.09	3.262	13.206	49
Total:……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Remaining Term to Maturity(1)-Pool 1

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
176 – 180……………………………………………….	1	$601,945.78	0.06%	7.625000%	713.0	80.00%	80.00%	2.250%	12.625%	59
341 – 345……………………………………………….	2	308,744.46	0.03	5.424232	728.1	80.00	80.00	2.303	11.498	16
346 – 350………………………………………………..	41	11,964,726.00	1.24	6.744673	721.5	75.21	75.21	2.603	11.745	36
351 – 355………………………………………………..	835	254,179,041.14	26.29	6.791094	723.1	73.21	73.21	2.563	11.841	39
356 – 360………………………………………………..	1,673	683,542,636.78	70.70	6.959181	712.1	75.53	75.53	2.402	12.192	51
466 – 470………………………………………………..	1	489,021.93	0.05	5.750000	710.0	80.00	80.00	2.750	11.750	48
471 – 475………………………………………………..	1	174,957.62	0.02	7.375000	732.0	80.00	80.00	3.500	13.375	55
476 – 480………………………………………………..	51	15,607,380.18	1.61	7.428781	708.9	85.31	85.31	3.275	13.250	49
Total:…………………………………………….	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 359.

Age-Pool 1

Age (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0…………………………………………………………..	129	$57,339,202.18	5.93%	6.709681%	712.2	76.69%	76.69%	2.266%	12.064%	51
1…………………………………………………………..	531	263,268,254.60	27.23	6.886379	705.7	76.28	76.28	2.263	12.088	54
2……………………………………………………………	499	186,870,174.51	19.33	7.161993	711.9	76.22	76.22	2.545	12.567	52
3……………………………………………………………	286	89,591,079.14	9.27	6.977078	717.4	74.76	74.76	2.504	12.083	48
4……………………………………………………………	280	102,683,252.31	10.62	6.975735	724.0	73.85	73.85	2.617	12.106	44
5……………………………………………………………	232	77,118,909.68	7.98	6.788403	724.2	72.15	72.15	2.547	11.850	44
6……………………………………………………………	173	49,368,436.40	5.11	6.802834	726.3	73.87	73.87	2.544	11.853	41
7……………………………………………………………	169	53,434,304.13	5.53	6.828739	722.9	73.86	73.86	2.576	11.902	38
8……………………………………………………………	120	32,752,924.20	3.39	6.758983	717.8	73.84	73.84	2.574	11.789	33
9……………………………………………………………	142	41,679,424.35	4.31	6.761589	721.9	73.11	73.11	2.594	11.782	34
10…………………………………………………………..	37	9,916,095.29	1.03	6.782906	716.3	76.35	76.35	2.649	11.783	34
11…………………………………………………………..	3	1,692,630.71	0.18	6.598440	764.4	65.61	65.61	2.409	11.598	49
12…………………………………………………………...	1	489,021.93	0.05	5.750000	710.0	80.00	80.00	2.750	11.750	48
14…………………………………………………………...	1	356,000.00	0.04	6.375000	663.0	89.00	89.00	2.250	11.375	46
16……………………………………………………………	2	308,744.46	0.03	5.424232	728.1	80.00	80.00	2.303	11.498	16
Total:……………………………………………………….	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Credit Score(1)-Pool 1

Range of Credit Score	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
<= 600…………………………………………………...	12	$4,504,432.73	0.47%	7.446932%	600.0	75.75%	75.75%	2.634%	13.139%	49
601 – 620………………………………………………..	13	5,047,968.96	0.52	7.010256	612.8	74.90	74.90	2.532	12.285	54
621 – 640………………………………………………..	54	21,515,145.18	2.23	6.991067	630.3	72.70	72.70	2.526	12.229	52
641 – 660………………………………………………..	98	40,189,424.33	4.16	7.111607	651.0	74.31	74.31	2.410	12.264	53
661 – 680………………………………………………..	399	154,480,518.73	15.98	6.964976	671.1	75.05	75.05	2.434	12.167	48
681 – 700………………………………………………..	469	179,137,272.00	18.53	6.964184	690.5	74.46	74.46	2.448	12.156	49
701 – 720………………………………………………..	422	150,203,692.91	15.54	6.970770	709.6	75.92	75.92	2.489	12.210	47
721 – 740………………………………………………..	369	134,052,780.40	13.86	6.816052	730.1	75.81	75.81	2.501	12.022	46
741 – 760………………………………………………..	322	110,226,012.72	11.40	6.862007	750.3	75.63	75.63	2.453	12.037	47
761 – 780………………………………………………..	229	85,708,901.61	8.86	6.844449	770.7	75.38	75.38	2.448	11.949	48
781 – 800………………………………………………..	160	62,502,949.91	6.46	6.828578	789.5	74.42	74.42	2.451	11.994	45
801 – 820………………………………………………..	57	18,844,354.42	1.95	6.786790	806.9	71.30	71.30	2.430	11.904	46
821 – 840………………………………………………..	1	455,000.00	0.05	6.500000	821.0	68.94	68.94	2.250	11.500	58
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the non-zero weighted average Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 715. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Pool 1

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00……………………………………………	1	$453,000.00	0.05%	6.500000%	744.0	18.12%	18.12%	2.625%	11.500%	53
20.01 - 30.00……………………………………………	8	2,135,203.73	0.22	6.711704	680.3	24.96	24.96	2.416	11.987	43
30.01 - 40.00……………………………………………	19	6,794,449.18	0.70	6.661404	709.9	36.41	36.41	2.416	11.681	50
40.01 - 50.00……………………………………………	56	23,543,705.01	2.44	6.618674	732.9	45.85	45.85	2.473	11.802	45
50.01 - 60.00……………………………………………	99	38,698,458.18	4.00	6.773563	716.8	56.00	56.00	2.439	11.865	47
60.01 - 70.00……………………………………………	312	159,386,836.14	16.48	6.924714	711.4	66.74	66.74	2.474	12.086	47
70.01 - 75.00……………………………………………	321	142,845,912.97	14.77	6.949439	707.0	74.18	74.18	2.406	12.066	48
75.01 - 80.00……………………………………………	1,613	550,014,528.28	56.89	6.895613	717.5	79.70	79.70	2.434	12.103	48
80.01 - 85.00……………………………………………	21	5,897,502.79	0.61	6.715547	700.4	83.74	83.74	2.616	11.950	45
85.01 - 90.00…………………………………………....	69	17,596,205.61	1.82	7.305921	722.5	89.58	89.58	2.506	12.559	43
90.01 - 95.00……………………………………………	47	10,525,163.18	1.09	7.716761	715.4	94.68	94.68	3.000	13.284	49
95.01 - 100.00…………………………………………..	39	8,977,488.83	0.93	7.919003	713.0	99.91	99.91	4.097	13.875	52
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 75.08%.

Original Effective LTV(1)-Pool 1

Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00……………………………………………	1	$453,000.00	0.05%	6.500000%	744.0	18.12%	18.12%	2.625%	11.500%	53
20.01 - 30.00……………………………………………	8	2,135,203.73	0.22	6.711704	680.3	24.96	24.96	2.416	11.987	43
30.01 - 40.00……………………………………………	19	6,794,449.18	0.70	6.661404	709.9	36.41	36.41	2.416	11.681	50
40.01 - 50.00……………………………………………	56	23,543,705.01	2.44	6.618674	732.9	45.85	45.85	2.473	11.802	45
50.01 - 60.00……………………………………………	99	38,698,458.18	4.00	6.773563	716.8	56.00	56.00	2.439	11.865	47
60.01 - 70.00……………………………………………	312	159,386,836.14	16.48	6.924714	711.4	66.74	66.74	2.474	12.086	47
70.01 - 75.00……………………………………………	321	142,845,912.97	14.77	6.949439	707.0	74.18	74.18	2.406	12.066	48
75.01 - 80.00……………………………………………	1,613	550,014,528.28	56.89	6.895613	717.5	79.70	79.70	2.434	12.103	48
80.01 - 85.00……………………………………………	21	5,897,502.79	0.61	6.715547	700.4	83.74	83.74	2.616	11.950	45
85.01 - 90.00…………………………………………...	69	17,596,205.61	1.82	7.305921	722.5	89.58	89.58	2.506	12.559	43
90.01 - 95.00……………………………………………	47	10,525,163.18	1.09	7.716761	715.4	94.68	94.68	3.000	13.284	49
95.01 - 100.00………………………………………….	39	8,977,488.83	0.93	7.919003	713.0	99.91	99.91	4.097	13.875	52
Total:……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1 is expected to be approximately 75.08%.

Occupancy Type(1)-Pool 1

Occupancy Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary Residence……………………………………..	1,860	$749,851,873.33	77.55%	6.853724%	712.2	75.51%	75.51%	2.439%	12.055%	49
Second Home…………………………………………..	260	107,196,568.72	11.09	7.003204	726.4	73.53	73.53	2.497	12.124	47
Investment……………………………………………….	485	109,820,011.84	11.36	7.285211	724.2	73.67	73.67	2.576	12.483	43
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Pool 1

Property Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family Residence………………………………	1,441	$553,200,725.58	57.22%	6.892855%	712.8	74.62%	74.62%	2.453%	12.100%	48
Two- to four-family……………………………………..	104	33,769,543.34	3.49	7.200430	724.8	74.90	74.90	2.469	12.459	51
Condo……………………………………………………	468	138,168,005.50	14.29	6.988965	721.4	76.23	76.23	2.497	12.136	46
Planned unit developments…………………………...	588	240,378,728.79	24.86	6.897140	715.5	75.47	75.47	2.458	12.071	49
Cooperative Units………………………………………	1	553,037.68	0.06	6.875000	727.0	80.00	80.00	2.250	11.875	60
Condotel…………………………………………………	3	798,413.00	0.08	8.006090	707.5	78.32	78.32	2.344	13.252	55
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Loan Purpose-Pool 1

Loan Purpose	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase…………………………………………………	1,485	$519,137,292.33	53.69%	6.954201%	721.4	78.31%	78.31%	2.477%	12.164%	48
Cash-out Refinance…………………………………….	787	311,800,953.77	32.25	6.916681	706.8	70.63	70.63	2.453	12.073	47
Rate/Term Refinance…………………………………..	333	135,930,207.80	14.06	6.792063	710.2	72.96	72.96	2.422	11.999	49
Total:…………………………………………………....	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Loan Documentation-Pool 1

Loan Documentation	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Full Documentation…………………………………….	909	$295,368,248.52	30.55%	6.737341%	721.6	75.37%	75.37%	2.517%	11.847%	44
Alternative………………………………………………	29	18,088,193.67	1.87	6.922599	681.1	77.06	77.06	2.319	11.930	58
No Income Verifier…………………………………….	112	61,332,145.66	6.34	7.302230	714.8	73.90	73.90	2.332	12.709	49
Asset Verification………………………………………	157	53,817,050.99	5.57	6.913941	721.0	70.93	70.93	2.604	11.949	42
Simply Signature……………………………………….	124	32,876,549.98	3.40	7.577743	701.6	83.75	83.75	3.413	13.432	53
No Income No Assets………………………………….	44	22,702,411.83	2.35	7.472721	707.6	70.34	70.34	2.317	12.723	53
No Documentation……………………………………..	40	8,845,718.01	0.91	7.669351	692.2	77.48	77.48	3.187	13.431	48
No Ratio…………………………………………………	37	22,219,395.33	2.30	7.205211	707.3	72.00	72.00	2.282	12.552	53
Preferred…………………………………………………	3	2,200,000.00	0.23	6.738636	742.6	80.00	80.00	2.250	11.739	58
Reduced…………………………………………………	195	140,888,530.95	14.57	6.982096	713.0	75.78	75.78	2.254	12.151	57
Stated Income / Full Asset…………………………….	550	166,435,353.86	17.21	6.917027	718.2	72.11	72.11	2.542	11.970	42
Stated Income / Stated Asset…………………………	43	13,923,535.09	1.44	7.154087	706.2	72.43	72.43	2.368	12.464	52
Stated…………………………………………………….	362	128,171,320.00	13.26	6.700489	709.0	78.70	78.70	2.256	12.022	51
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Lien-Pool 1

Lien position	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First Lien………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48
Total:……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Geographic Distribution of Mortgaged Properties(1)-Pool 1

State	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Alabama…………………………………………………	24	$7,575,607.03	0.78%	6.746286%	727.6	75.67%	75.67%	2.481%	11.768%	46
Alaska……………………………………………………	1	110,300.00	0.01	6.625000	773.0	79.99	79.99	2.625	11.625	19
Arizona…………………………………………………..	137	44,277,777.76	4.58	6.797193	725.3	74.73	74.73	2.444	11.937	44
Arkansas…………………………………………………	3	1,354,660.41	0.14	6.642143	711.6	76.98	76.98	2.315	12.041	31
California…………………………………………………	641	324,551,349.37	33.57	6.794932	713.3	75.09	75.09	2.389	12.020	50
Colorado…………………………………………………	43	11,755,219.41	1.22	6.765652	717.0	77.08	77.08	2.484	11.929	44
Connecticut………………………………………………	18	7,853,214.30	0.81	7.160284	719.7	74.94	74.94	2.383	12.468	46
Delaware…………………………………………………	8	2,873,454.77	0.30	7.082355	712.0	71.42	71.42	2.302	12.082	55
District of Columbia……………………………………..	9	4,491,382.46	0.46	6.782176	700.1	69.52	69.52	2.552	11.925	56
Florida…………………………………………………….	492	157,417,023.68	16.28	7.088758	715.3	74.78	74.78	2.541	12.266	46
Georgia…………………………………………………..	48	13,757,543.29	1.42	6.896217	717.2	75.43	75.43	2.434	12.033	49
Hawaii…………………………………………………….	17	8,001,757.75	0.83	6.958432	734.6	68.52	68.52	2.441	12.116	41
Idaho………………………………………………………	11	2,913,923.80	0.30	6.856071	712.4	68.78	68.78	2.600	12.130	39
Illinois……………………………………………………..	77	23,991,842.11	2.48	7.365673	709.5	77.90	77.90	2.597	12.614	51
Indiana…………………………………………………….	19	3,215,249.06	0.33	7.271571	732.3	73.01	73.01	2.529	12.378	47
Iowa……………………………………………………….	4	833,979.11	0.09	7.003241	717.2	81.42	81.42	2.500	12.003	49
Kansas…………………………………………………….	1	425,334.17	0.04	7.250000	702.0	95.00	95.00	2.500	12.250	18
Kentucky…………………………………………………..	6	790,528.26	0.08	7.622203	751.0	83.59	83.59	2.736	13.210	39
Louisiana………………………………………………….	16	2,784,402.24	0.29	6.890329	726.9	66.97	66.97	2.673	11.948	42
Maryland…………………………………………………..	100	31,317,411.95	3.24	6.929749	701.7	79.02	79.02	2.659	12.241	48
Massachusetts……………………………………………	13	5,565,666.95	0.58	7.117363	690.1	76.45	76.45	2.422	12.699	40
Michigan…………………………………………………..	110	27,438,826.30	2.84	7.027025	716.9	73.90	73.90	2.455	12.126	44
Minnesota…………………………………………………	17	4,477,068.93	0.46	6.787927	708.3	74.91	74.91	2.406	11.972	49
Mississippi…………………………………………………	3	606,445.00	0.06	7.800189	663.9	81.40	81.40	2.296	12.800	53
Missouri…………………………………………………….	15	4,611,315.66	0.48	6.629279	724.4	74.58	74.58	2.458	11.866	44
Montana……………………………………………………	2	1,014,000.00	0.10	6.601085	772.0	48.57	48.57	2.625	11.601	51
Nebraska…………………………………………………..	5	850,811.20	0.09	6.895893	715.6	79.94	79.94	2.543	11.896	52
Nevada……………………………………………………..	79	29,675,559.65	3.07	6.892501	708.1	74.38	74.38	2.497	12.046	48
New Hampshire…………………………………………...	1	507,891.75	0.05	8.750000	682.0	90.00	90.00	2.250	13.750	56
New Jersey………………………………………………..	47	25,717,574.47	2.66	6.924129	703.1	73.82	73.82	2.373	12.067	49
New Mexico………………………………………………..	8	2,522,135.16	0.26	7.119301	730.6	76.93	76.93	2.420	12.440	46
New York…………………………………………………..	58	30,365,786.73	3.14	7.141565	714.8	74.16	74.16	2.375	12.229	49
North Carolina……………………………………………..	27	6,587,306.96	0.68	6.919414	715.3	78.98	78.98	2.517	12.253	45
Ohio…………………………………………………………	43	8,228,321.81	0.85	7.513727	710.7	76.15	76.15	2.380	12.772	48
Oklahoma…………………………………………………..	2	271,200.00	0.03	6.492257	763.0	79.98	79.98	2.625	11.492	41
Oregon………………………………………………………	47	15,136,357.02	1.57	6.793307	727.2	76.53	76.53	2.461	11.879	48
Pennsylvania……………………………………………….	25	5,524,049.47	0.57	6.744406	734.7	79.49	79.49	2.508	11.992	43
Rhode Island……………………………………………….	3	1,311,752.81	0.14	6.807559	754.5	73.27	73.27	2.410	12.256	32
South Carolina……………………………………………..	48	10,694,084.29	1.11	7.190101	728.2	76.68	76.68	2.501	12.426	48
South Dakota……………………………………………….	1	164,720.00	0.02	6.875000	797.0	80.00	80.00	2.625	11.875	56
Tennessee…………………………………………………..	30	6,842,290.39	0.71	6.711655	715.8	76.37	76.37	2.477	11.738	48
Texas…………………………………………………………	46	16,482,006.96	1.70	7.054397	721.2	73.15	73.15	2.424	12.306	44
Utah………………………………………………………….	28	11,028,784.88	1.14	6.704826	737.0	71.61	71.61	2.373	11.964	47
Virgin Islands……………………………………………….	18	13,245,031.53	1.37	7.252616	717.0	69.97	69.97	2.598	12.253	53
Virginia………………………………………………………	74	30,570,450.69	3.16	6.903447	703.2	76.64	76.64	2.629	12.230	49
Washington…………………………………………………	163	52,863,028.28	5.47	6.738340	722.5	75.78	75.78	2.465	11.834	45
West Virginia……………………………………………….	7	1,130,611.37	0.12	7.323747	724.7	81.94	81.94	2.562	12.324	37
Wisconsin………………………………………………….	8	1,679,434.97	0.17	6.989234	701.3	74.59	74.59	2.630	12.169	48
Wyoming……………………………………………………	2	1,463,979.73	0.15	7.161093	691.6	77.71	77.71	2.386	12.161	56
Total:………………………………………………………..	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut off Date, no more than approximately 0.56% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Pool 1

Original Prepayment Penalty Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0………………………………………………………….	2,098	$768,078,110.47	79.44%	6.979368%	716.1	74.78%	74.78%	2.484%	12.184%	47
12…………………………………………………………	107	62,505,146.17	6.46	6.744587	712.0	77.88	77.88	2.262	11.915	55
36………………………………………………………..	390	129,109,025.67	13.35	6.656993	712.3	75.56	75.56	2.431	11.788	49
60…………………………………………………………	10	7,176,171.58	0.74	6.732058	682.5	74.10	74.10	2.295	11.883	55
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Seller-Pool 1

Seller	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Cendant Mortgage…………………………………….	21	$8,135,433.74	0.84%	6.306091%	732.3	72.61%	72.61%	2.311%	11.969%	43
Chase Mortgage……………………………………….	437	168,949,876.67	17.47	7.351428	709.4	76.40	76.40	2.641	12.829	51
Countrywide Home Loans…………………………….	250	177,957,326.96	18.41	6.931467	705.4	75.82	75.82	2.268	12.106	57
CTX………………………………………………………	4	792,841.58	0.08	6.298915	769.1	80.10	80.10	2.250	12.299	34
Fifth Third Bank………………………………………...	71	22,840,272.66	2.36	7.610314	699.8	73.05	73.05	2.250	12.833	53
Flagstar………………………………………………….	1,427	448,546,815.89	46.39	6.800125	723.8	73.33	73.33	2.547	11.841	41
GreenPoint Mortgage………………………………….	392	138,532,920.00	14.33	6.693525	707.5	78.59	78.59	2.255	12.007	51
NetBank………………………………………………….	1	376,000.00	0.04	7.500000	709.0	80.00	80.00	2.250	12.500	51
Weichert…………………………………………………	2	736,966.39	0.08	5.623835	717.7	80.00	80.00	2.666	11.624	39
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Primary Servicer-Pool 1

Primary Servicer	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Mortgage……………………………………….	2,257	$756,058,220.53	78.20%	6.902950%	717.7	74.98%	74.98%	2.515%	12.093%	45
Countrywide Home Loans……………………………..	250	177,957,326.96	18.41	6.931467	705.4	75.82	75.82	2.268	12.106	57
Fifth Third Bank…………………………………………	71	22,840,272.66	2.36	7.610314	699.8	73.05	73.05	2.250	12.833	53
GreenPoint Mortgage…………………………………..	6	1,877,200.00	0.19	6.604118	690.0	80.00	80.00	2.250	12.013	48
PHH………………………………………………………	21	8,135,433.74	0.84	6.306091	732.3	72.61	72.61	2.311	11.969	43
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

PMI Coverage-Pool 1

PMI Coverage	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
None……………………………………………………..	2,506	$940,555,915.25	97.28%	6.912453%	715.0	74.67%	74.67%	2.462%	12.104%	48
12…………………………………………………………	19	5,457,752.79	0.56	6.612129	697.8	83.77	83.77	2.519	11.785	44
25…………………………………………………………	60	15,495,153.69	1.60	7.275216	724.4	89.71	89.71	2.405	12.471	40
30…………………………………………………………	16	4,855,527.31	0.50	7.443870	718.9	94.60	94.60	2.458	12.681	44
35…………………………………………………………	4	504,104.85	0.05	7.039270	754.1	99.44	99.44	2.365	12.039	42
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

PMI Company-Pool 1

PMI Company	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
No Insurance…………………………………………..	2,501	$939,836,455.59	97.20%	6.911339%	715.0	74.66%	74.66%	2.461%	12.103%	48
General Electric……………………………………….	29	7,451,119.37	0.77	7.052532	733.3	89.24	89.24	2.451	12.127	44
Mtge Guaranty Insurance Corp……………………..	29	6,756,177.04	0.70	7.324374	711.2	90.02	90.02	2.418	12.557	35
PMI……………………………………………………..	11	3,386,942.35	0.35	7.371547	695.2	91.65	91.65	2.886	12.791	54
Radian………………………………………………….	21	5,281,915.06	0.55	7.339961	731.3	89.87	89.87	2.401	12.484	44
Republic Mtge Ins Co…………………………………	8	1,691,586.15	0.17	7.175629	748.9	89.21	89.21	2.453	12.826	29
United Guaranty Insurance…………………………..	6	2,464,258.33	0.25	6.745488	687.5	88.46	88.46	2.296	11.922	45
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Interest Only-Pool 1

Interest Only	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-only…………………………………………….	2,049	$809,147,052.69	83.69%	6.905020%	715.9	75.17%	75.17%	2.447%	12.092%	48
Non-IO…………………………………………………..	556	157,721,401.20	16.31	6.992603	711.1	74.60	74.60	2.533	12.209	44
Total:……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Interest-Only Term (orig)-Pool 1

Interest-only Term (orig) (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A………………………………………………………	556	$157,721,401.20	16.31%	6.992603%	711.1	74.60%	74.60%	2.533%	12.209%	44
36………………………………………………………..	82	42,966,935.47	4.44	7.393065	704.6	76.65	76.65	2.528	13.394	34
60………………………………………………………..	36	22,763,766.08	2.35	7.152733	705.7	70.98	70.98	2.260	12.324	57
120………………………………………………………	1,931	743,416,351.14	76.89	6.869227	716.8	75.22	75.22	2.448	12.010	49
Total:……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Remaining Interest-Only Term -Pool 1

Remaining Interest-only Term (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A………………………………………………………	556	$157,721,401.20	16.31%	6.992603%	711.1	74.60%	74.60%	2.533%	12.209%	44
31………………………………………………………..	2	928,386.16	0.10	8.190549	651.8	74.32	74.32	2.250	14.191	31
32………………………………………………………..	3	3,186,473.84	0.33	7.979443	668.9	79.55	79.55	2.529	13.979	32
33………………………………………………………..	8	2,748,900.00	0.28	7.398960	712.4	72.48	72.48	2.250	13.399	33
34………………………………………………………..	43	18,825,662.26	1.95	7.403612	702.1	78.16	78.16	2.764	13.406	34
35………………………………………………………..	21	13,786,779.54	1.43	7.208042	716.2	76.59	76.59	2.333	13.208	35
36………………………………………………………..	5	3,490,733.67	0.36	7.314933	712.3	69.98	69.98	2.322	13.315	36
49………………………………………………………..	2	1,332,980.71	0.14	6.625000	769.1	62.22	62.22	2.250	11.625	49
55………………………………………………………..	3	981,778.59	0.10	6.820507	721.8	61.90	61.90	2.250	11.821	55
57………………………………………………………..	3	1,710,799.99	0.18	6.875479	733.4	78.59	78.59	2.250	11.875	57
58………………………………………………………..	23	14,762,548.00	1.53	7.259340	706.1	71.74	71.74	2.266	12.523	58
59………………………………………………………..	5	3,975,658.79	0.41	7.135166	667.4	70.08	70.08	2.250	12.135	59
104………………………………………………………	2	308,744.46	0.03	5.424232	728.1	80.00	80.00	2.303	11.498	16
106………………………………………………………	1	356,000.00	0.04	6.375000	663.0	89.00	89.00	2.250	11.375	46
109………………………………………………………	1	359,650.00	0.04	6.500000	747.0	78.18	78.18	3.000	11.500	49
110………………………………………………………	16	4,678,363.42	0.48	6.706209	733.3	79.10	79.10	2.786	11.706	34
111………………………………………………………	106	33,967,470.30	3.51	6.725128	721.9	73.03	73.03	2.617	11.744	34
112………………………………………………………	89	23,327,042.52	2.41	6.758742	716.9	74.60	74.60	2.611	11.783	34
113………………………………………………………	133	45,810,557.24	4.74	6.825611	725.7	73.81	73.81	2.598	11.903	39
114………………………………………………………	128	37,358,634.90	3.86	6.820723	726.0	74.85	74.85	2.568	11.856	42
115………………………………………………………	178	59,633,919.81	6.17	6.753981	727.3	72.75	72.75	2.580	11.789	44
116………………………………………………………	207	78,361,129.72	8.10	6.891844	727.4	72.86	72.86	2.606	11.969	45
117………………………………………………………	209	69,879,252.45	7.23	6.972355	718.4	74.56	74.56	2.528	12.042	49
118………………………………………………………	301	119,210,766.15	12.33	7.073861	715.8	75.94	75.94	2.475	12.384	54
119………………………………………………………	442	220,042,210.24	22.76	6.862591	706.3	76.71	76.71	2.258	12.009	56
120………………………………………………………	118	50,122,609.93	5.18	6.625007	714.1	77.27	77.27	2.257	11.949	52
Total: ……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Margin(1)-Pool 1

Margin (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1.500…………………………………………………….	1	$60,800.00	0.01%	5.625000%	708.0	80.00%	80.00%	1.500%	12.000%	2
2.250…………………………………………………….	1,096	486,721,343.07	50.34	6.913916	710.1	75.58	75.58	2.250	12.135	53
2.375…………………………………………………….	110	42,079,761.67	4.35	6.458718	741.1	76.45	76.45	2.375	11.498	43
2.500…………………………………………………….	319	102,662,527.35	10.62	7.027171	713.8	74.16	74.16	2.500	12.217	39
2.625…………………………………………………….	870	280,409,879.78	29.00	6.853423	723.0	72.84	72.84	2.625	11.893	41
2.750…………………………………………………….	25	8,056,057.50	0.83	6.929547	700.5	78.53	78.53	2.750	12.573	51
3.000…………………………………………………….	17	5,609,258.58	0.58	6.855901	721.7	78.58	78.58	3.000	11.882	43
3.250…………………………………………………….	1	592,000.00	0.06	8.000000	701.0	80.00	80.00	3.250	13.000	58
3.500…………………………………………………….	127	31,055,919.56	3.21	7.449347	694.1	80.22	80.22	3.500	13.445	51
4.125…………………………………………………….	4	854,229.23	0.09	7.754900	747.2	89.81	89.81	4.125	13.755	58
4.250…………………………………………………….	8	2,097,251.44	0.22	8.033378	744.4	92.17	92.17	4.250	14.033	58
4.375…………………………………………………….	8	1,657,633.76	0.17	8.206841	711.5	98.61	98.61	4.375	14.207	55
4.500…………………………………………………….	19	5,011,791.96	0.52	8.410343	693.7	99.22	99.22	4.500	14.410	53
Total: ……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.46%.

Maximum Mortgage Rate(1)-Pool 1

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
9.75001 - 10.00000…………………………………….	2	$1,035,871.00	0.11%	5.000000%	679.2	78.48%	78.48%	2.250%	10.000%	58
10.25001 - 10.50000…………………………………..	1	650,000.00	0.07	5.500000	706.0	72.63	72.63	2.250	10.500	59
10.50001 - 10.75000…………………………………..	3	1,109,991.00	0.11	5.730293	715.9	76.10	76.10	2.414	10.730	26
10.75001 - 11.00000…………………………………..	47	19,680,659.39	2.04	5.945611	720.3	74.00	74.00	2.388	10.946	47
11.00001 - 11.25000…………………………………..	161	64,174,389.62	6.64	6.212507	720.4	72.27	72.27	2.389	11.213	48
11.25001 - 11.50000…………………………………..	405	155,075,031.01	16.04	6.441453	718.9	73.72	73.72	2.426	11.451	50
11.50001 - 11.75000…………………………………..	394	148,683,449.81	15.38	6.685128	721.4	73.77	73.77	2.413	11.696	50
11.75001 - 12.00000…………………………………..	499	172,800,245.90	17.87	6.869151	717.6	75.15	75.15	2.449	11.912	48
12.00001 - 12.25000…………………………………..	218	82,738,542.37	8.56	7.075395	714.4	74.29	74.29	2.409	12.194	47
12.25001 - 12.50000…………………………………..	252	86,504,292.71	8.95	7.147628	712.4	76.15	76.15	2.433	12.435	44
12.50001 - 12.75000…………………………………..	165	71,549,014.19	7.40	7.327413	707.3	74.83	74.83	2.393	12.685	47
12.75001 - 13.00000…………………………………..	142	55,666,940.99	5.76	7.411290	710.1	77.08	77.08	2.477	12.909	46
13.00001 - 13.25000…………………………………..	75	27,441,235.20	2.84	7.394891	705.3	76.43	76.43	2.622	13.191	44
13.25001 - 13.50000…………………………………..	79	31,517,832.13	3.26	7.779520	708.4	77.02	77.02	2.513	13.441	45
13.50001 - 13.75000…………………………………..	50	20,095,676.94	2.08	7.856478	705.4	80.50	80.50	2.666	13.679	45
13.75001 - 14.00000…………………………………..	31	11,351,355.25	1.17	7.910150	691.7	82.26	82.26	2.922	13.897	44
14.00001 - 14.25000…………………………………..	24	5,592,117.19	0.58	8.196143	687.2	84.36	84.36	3.238	14.196	46
14.25001 - 14.50000…………………………………..	25	5,491,684.99	0.57	8.435548	701.1	83.01	83.01	3.310	14.436	51
14.50001 - 14.75000…………………………………..	10	2,194,982.37	0.23	8.662566	705.9	93.72	93.72	4.141	14.663	56
14.75001 - 15.00000…………………………………..	12	2,304,860.40	0.24	8.943415	696.1	89.40	89.40	3.928	14.943	57
15.00001 - 15.25000…………………………………..	6	814,801.90	0.08	9.145941	712.9	84.38	84.38	2.431	15.146	38
15.25001 - 15.50000…………………………………..	1	122,392.00	0.01	9.375000	735.0	80.00	80.00	2.750	15.375	58
15.50001 - 15.75000…………………………………..	2	141,897.19	0.01	9.625000	697.0	100.00	100.00	4.500	15.625	58
15.75001 - 16.00000…………………………………..	1	131,190.37	0.01	9.875000	0.0	75.00	75.00	3.500	15.875	58
Total: ……………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 12.111%.

Index-Pool 1

Index	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1 Year CMT……………………………………………..	2	$1,139,021.93	0.12%	6.106666%	688.3	77.99%	77.99%	2.750%	12.107%	41
Libor - 6 Month………………………………………….	1,792	586,582,021.58	60.67	6.786764	719.5	74.52	74.52	2.474	11.888	45
Libor - 1 Year………………………………………….	811	379,147,410.39	39.21	7.126806	708.4	75.94	75.94	2.441	12.457	52
Total:……………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48

Months To Roll-Pool 1

Months To Roll	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1………………………………………………………….	2	$894,783.56	0.09%	6.606658%	731.2	63.24%	63.24%	2.570%	12.607%	1
2………………………………………………………….	3	787,632.71	0.08	6.673288	745.0	77.90	77.90	2.475	12.702	2
3………………………………………………………….	12	3,024,641.43	0.31	7.134792	749.8	78.83	78.83	2.544	12.530	3
4………………………………………………………….	6	1,503,066.91	0.16	6.679623	695.7	68.14	68.14	2.439	12.680	4
5………………………………………………………….	13	3,903,332.94	0.40	6.510752	706.7	75.96	75.96	2.596	12.511	5
6………………………………………………………….	9	2,484,645.56	0.26	6.664446	721.1	78.40	78.40	2.567	12.664	6
7………………………………………………………….	4	1,120,872.23	0.12	6.470099	723.6	70.47	70.47	2.569	12.470	7
8………………………………………………………….	13	4,473,663.53	0.46	6.579372	754.2	71.97	71.97	2.533	12.579	8
9………………………………………………………….	4	1,113,976.06	0.12	7.180766	721.3	80.45	80.45	2.535	13.181	9
10…………………………………………………………	4	798,160.00	0.08	6.709757	751.8	80.00	80.00	2.468	12.710	10
14…………………………………………………………	5	2,346,339.84	0.24	6.770051	742.5	78.97	78.97	2.559	11.770	14
15…………………………………………………………	31	8,161,066.48	0.84	6.659749	695.9	73.01	73.01	2.586	11.660	15
16…………………………………………………………	24	7,364,694.70	0.76	6.580010	729.8	72.99	72.99	2.587	11.580	16
17…………………………………………………………	36	9,857,468.49	1.02	6.855247	723.0	72.60	72.60	2.603	11.855	17
18…………………………………………………………	22	6,498,590.11	0.67	6.626566	717.3	72.07	72.07	2.529	11.627	18
19…………………………………………………………	35	12,496,861.26	1.29	6.817123	728.8	76.14	76.14	2.579	11.817	19
20…………………………………………………………	40	13,747,962.41	1.42	6.957931	723.4	74.61	74.61	2.573	11.976	20
21…………………………………………………………	34	9,977,187.32	1.03	7.038604	724.1	74.16	74.16	2.550	12.039	21
22…………………………………………………………	17	4,894,301.44	0.51	6.947364	724.0	76.74	76.74	2.302	12.032	22
23…………………………………………………………	4	1,431,200.00	0.15	6.498952	695.4	79.44	79.44	2.500	12.499	23
24…………………………………………………………	4	1,332,000.00	0.14	6.923048	684.7	80.00	80.00	2.500	12.923	24
26…………………………………………………………	16	3,240,466.28	0.34	6.697624	723.0	73.53	73.53	2.595	11.698	26
27…………………………………………………………	43	12,586,683.16	1.30	6.631615	724.9	74.09	74.09	2.594	11.632	27
28…………………………………………………………	43	12,417,726.76	1.28	6.753957	719.2	73.20	73.20	2.579	11.754	28
29…………………………………………………………	31	9,964,257.47	1.03	6.601062	728.6	74.62	74.62	2.542	11.601	29
30…………………………………………………………	45	11,990,698.54	1.24	6.743330	727.2	76.56	76.56	2.548	11.743	30
31…………………………………………………………	40	13,492,014.21	1.40	6.785280	721.5	69.67	69.67	2.501	11.940	31
32…………………………………………………………	58	20,398,322.04	2.11	6.953080	713.4	74.07	74.07	2.577	12.109	32
33…………………………………………………………	51	15,425,680.62	1.60	7.053064	717.0	75.08	75.08	2.484	12.309	33
34…………………………………………………………	93	36,715,889.31	3.80	7.147513	714.1	77.06	77.06	2.634	12.997	34
35…………………………………………………………	117	48,630,451.85	5.03	6.782925	712.7	77.43	77.43	2.286	12.783	35
36…………………………………………………………	39	18,967,983.67	1.96	6.775238	714.0	74.76	74.76	2.263	12.775	36
46…………………………………………………………	1	356,000.00	0.04	6.375000	663.0	89.00	89.00	2.250	11.375	46
48…………………………………………………………	1	489,021.93	0.05	5.750000	710.0	80.00	80.00	2.750	11.750	48
49…………………………………………………………	3	1,692,630.71	0.18	6.598440	764.4	65.61	65.61	2.409	11.598	49
50…………………………………………………………	16	4,329,289.17	0.45	6.853707	697.1	77.04	77.04	2.738	11.854	50
51…………………………………………………………	58	18,247,158.70	1.89	6.830055	727.7	71.71	71.71	2.605	11.830	51
52…………………………………………………………	48	11,975,935.84	1.24	6.883835	709.2	74.51	74.51	2.565	11.884	52
53…………………………………………………………	89	29,709,245.24	3.07	6.938084	723.1	73.76	73.76	2.576	11.938	53
54…………………………………………………………	97	28,394,502.19	2.94	6.880413	728.4	72.75	72.75	2.544	11.880	54
55…………………………………………………………	151	49,114,378.42	5.08	6.792529	723.6	72.02	72.02	2.551	11.805	55
56…………………………………………………………	168	63,584,416.08	6.58	7.010953	725.2	73.73	73.73	2.646	12.089	56
57…………………………………………………………	195	62,734,109.72	6.49	6.947578	716.2	74.64	74.64	2.500	12.012	57
58…………………………………………………………	384	143,953,323.76	14.89	7.176946	710.9	76.08	76.08	2.532	12.474	58
59…………………………………………………………	410	213,206,602.75	22.05	6.912576	704.1	76.00	76.00	2.256	11.927	59
60…………………………………………………………	86	37,039,218.52	3.83	6.668436	712.2	77.55	77.55	2.258	11.668	60
Total: …………………………………………………	2,605	$966,868,453.89	100.00%	6.919307%	715.1	75.08%	75.08%	2.461%	12.111%	48